                                                                     EXHIBIT 4.4

                                                                  CONFORMED COPY
                                                                  --------------

                                NETEASE.COM, INC.

          (a company incorporated under the laws of the Cayman Islands)

          Zero Coupon Convertible Subordinated Notes due July 15, 2023


                                   ----------


                                    INDENTURE

                            Dated as of July 14, 2003


                                   ----------


                              The Bank of New York,
                                     Trustee


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                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                                    ARTICLE 1
                   Definitions And Incorporation By Reference

Section 1.01.  Definitions.....................................................1
Section 1.02.  Other Definitions...............................................6
Section 1.03.  Incorporation by Reference of Trust Indenture Act...............8
Section 1.04.  Rules of Construction...........................................9

                                    ARTICLE 2
                                 The Securities

Section 2.01.  Form and Dating.................................................9
Section 2.02.  Execution and Authentication; Transfers.........................9
Section 2.03.  Registrar, Paying Agent and Conversion Agent...................10
Section 2.04.  Paying Agent to Hold Money and Securities in Trust.............10
Section 2.05.  Securityholder Lists...........................................11
Section 2.06.  Replacement Securities.........................................11
Section 2.07.  Outstanding Securities; Determinations of Holders' Action......11
Section 2.08.  Cancellation...................................................12
Section 2.09.  Restrictive Legends............................................13
Section 2.10.  Transfer and Exchange..........................................13
Section 2.11.  Book-Entry Provisions for Global Notes.........................14
Section 2.12.  Special Transfer Provisions....................................15
Section 2.13.  CUSIP and ISIN Numbers.........................................16
Section 2.14.  Restrictions Upon Conversion of Restricted Securities..........16

                                    ARTICLE 3
                           Redemption and Repurchases

Section 3.01.  Right to Redeem................................................16
Section 3.02.  Selection of Securities to be Redeemed.........................17
Section 3.03.  Notice of Redemption...........................................17
Section 3.04.  Effect of Notice of Redemption.................................18
Section 3.05.  Deposit of Redemption Price....................................18
Section 3.06.  Securities Redeemed in Part....................................18
Section 3.07.  Conversion Arrangement on Call for Redemption..................19
Section 3.08.  Repurchase of Securities at the Option of the Holder...........19
Section 3.09.  Repurchase of Securities at the Option of the Holder
               Upon a Fundamental Change......................................22
Section 3.10.  Repurchase At Option Of A Holder Upon A Delisting Event........25
Section 3.11.  Withdrawal of Notice or No Repurchase..........................26

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Section 3.12.  Deposit of Repurchase Price, Fundamental Change
               Repurchase Price or Delisting Put Price........................27
Section 3.13.  Securities Repurchased in Part.................................27
Section 3.14.  Covenant to Comply With Securities Laws Upon Repurchase
               of Securities..................................................28
Section 3.15.  Repayment to the Company.......................................28
Section 3.16.  Failure by the Company to Redeem or Repurchase.................28

                                    ARTICLE 4
                                    Covenants

Section 4.01.  Payment of Securities..........................................28
Section 4.02.  SEC Reports....................................................29
Section 4.03.  Compliance Certificate; Notice of Defaults.....................29
Section 4.04.  Further Instruments and Acts...................................30
Section 4.05.  Maintenance of Office or Agency................................30
Section 4.06.  Additional Amounts.............................................30
Section 4.07.  Rule 144 Information Requirement...............................31
Section 4.08.  Registration Rights............................................31

                                    ARTICLE 5
                              Successor Corporation

Section 5.01.  When Company May Merge or Transfer Assets......................31

                                    ARTICLE 6
                              Defaults and Remedies

Section 6.01.  Events of Default..............................................33
Section 6.02.  Acceleration...................................................35
Section 6.03.  Other Remedies.................................................35
Section 6.04.  Waiver of Past Defaults........................................35
Section 6.05.  Control by Majority............................................36
Section 6.06.  Limitation on Suit.............................................36
Section 6.07.  Rights of Holders to Receive Payment...........................36
Section 6.08.  Collection Suit by Trustee.....................................36
Section 6.09.  Trustee May File Proofs of Claim...............................37
Section 6.10.  Priorities.....................................................37
Section 6.11.  Undertaking for Costs..........................................38
Section 6.12.  Waiver of Stay, Extension or Usury Laws........................38

                                    ARTICLE 7
                                     Trustee

Section 7.01.  Duties of Trustee..............................................38
Section 7.02.  Rights of Trustee..............................................39
Section 7.03.  Individual Rights of Trustee...................................40
Section 7.04.  Trustee's Disclaimer...........................................40
Section 7.05.  Notice of Defaults.............................................40

Section 7.06.  Reports by Trustee to Holders..................................40
Section 7.07.  Compensation and Indemnity.....................................40
Section 7.08.  Replacement of Trustee.........................................41
Section 7.09.  Successor Trustee, Agents by Merger, Etc.......................42
Section 7.10.  Eligibility; Disqualification..................................42
Section 7.11.  Preferential Collection of Claims Against Company..............42

                                    ARTICLE 8
                             Discharge Of Indenture

Section 8.01.  Discharge of Liability on Securities...........................42
Section 8.02.  Repayment to the Company.......................................43
Section 8.03.  Application Of Trust Money.....................................43
Section 8.04.  Reinstatement..................................................43

                                    ARTICLE 9
                                   Amendments

Section 9.01.  Without Consent of Holders.....................................44
Section 9.02.  With Consent of Holders........................................44
Section 9.03.  Revocation and Effect of Consent, Waivers and Actions..........45
Section 9.04.  Notation on or Exchange of Securities..........................45
Section 9.05.  Trustee to Sign Supplemental Indentures........................45
Section 9.06.  Effect of Supplemental Indentures..............................45

                                   ARTICLE 10
                                   Conversion

Section 10.01.  Conversion Privilege..........................................45
Section 10.02.  Conversion Conditions.........................................46
Section 10.03.  Conversion Procedure..........................................48
Section 10.04.  Fractional Shares.............................................51
Section 10.05.  Taxes on Conversion...........................................51
Section 10.06.  Company to Provide Stock......................................51
Section 10.07.  Adjustments for Change in Capital Stock.......................52
Section 10.08.  Adjustment for Rights Issue...................................52
Section 10.09.  Adjustment for Other Distributions............................53
Section 10.10.  Adjustment for all Cash Distribution..........................54
Section 10.11.  Adjustment for Repurchase.....................................55
Section 10.12.  When No Adjustment Required...................................56
Section 10.13.  Notice of Adjustment..........................................56
Section 10.14.  Voluntary Decrease............................................56
Section 10.15.  Notice of Certain Transactions................................57
Section 10.16.  Reorganization of Company; Special Distributions..............57
Section 10.17.  Company Determination Final...................................58
Section 10.18.  Trustee's Disclaimer..........................................58
Section 10.19.  Simultaneous Adjustments......................................58

Section 10.20.  Successive Adjustments........................................58

                                   ARTICLE 11
                           Subordination Of Securities

Section 11.01.  Agreement Of Subordination....................................58
Section 11.02.  Payments To Holders...........................................59
Section 11.03.  Subrogation Of Securities.....................................61
Section 11.04.  Authorization To Effect Subordination.........................62
Section 11.05.  Notice To Trustee.............................................62
Section 11.06.  Trustee's Relation To Senior Indebtedness.....................63
Section 11.07.  No Impairment Of Subordination................................64
Section 11.08.  Certain Conversions Deemed Payment............................64
Section 11.09.  Article Applicable To Paying Agents...........................64
Section 11.10.  Senior Indebtedness Entitled To Rely..........................64

                                   ARTICLE 12
                                  Miscellaneous

Section 12.01.  Trust Indenture Act Controls..................................64
Section 12.02.  Notices.......................................................65
Section 12.03.  Certificate and Opinion to Conditions Precedent...............65
Section 12.04.  Statements Required in Certificate or Opinion.................66
Section 12.05.  Separability Clause...........................................66
Section 12.06.  Rules by Trustee, Paying Agents, Conversion Agent
                and Registrar.................................................66
Section 12.07.  Legal Holiday.................................................66
Section 12.08.  Governing Law.................................................66
Section 12.09.  Submission to Jurisdiction, Appointment of
                Agent for Service.............................................66
Section 12.10.  Successors....................................................67
Section 12.11.  Acts of Holders...............................................67
Section 12.12.  Waiver of Jury Trial..........................................68
Section 12.13.  Multiple Originals............................................68

EXHIBIT A-1 - Form of Face of Global Note..................................A-1-1
EXHIBIT A-2 - Form of Face of Definitive Registered Note...................A-2-1
EXHIBIT B-1 - Form of Reverse of Note......................................B-1-1
EXHIBIT C   - Form of Certificate to be delivered in connection
              with transfers pursuant to Regulation S .......................C-1

                           CROSS-REFERENCING TABLE/1/

                                                                      Indenture
TIA Section                                                            Section
310  (a) (1)......................................................       7.10
     (a) (2)......................................................       7.10
     (a) (3)......................................................       N.A.
     (a) (4)......................................................       N.A.
     (a) (5)......................................................       7.10
     (b)..........................................................    7.08; 7.10
     (c)..........................................................       N.A.
311  (a)..........................................................       7.11
     (b)..........................................................       7.11
     (c)..........................................................       N.A.
312  (a)..........................................................       2.05
     (b)..........................................................      12.03
     (c)..........................................................      12.03
313  (a)..........................................................       7.06
     (b)..........................................................       7.06
     (c)..........................................................   7.06, 12.02
     (d)..........................................................       7.06
314  (a)..........................................................   4.02, 12.02
     (b)..........................................................       N.A.
     (c) (1)......................................................      12.04
     (c) (2)......................................................      12.04
     (c) (3)......................................................       N.A.
     (d)..........................................................       N.A.
     (e)..........................................................      12.05
     (f)..........................................................       4.04
315  (a)..........................................................       7.01
     (b)..........................................................   7.05; 12.04
     (c)..........................................................       7.01
     (d) (1)......................................................       7.01
     (d) (2)......................................................       7.01
     (d) (3)......................................................       7.01
     (e)..........................................................       6.11
316  (a) (1) (A)..................................................       6.05
     (a) (1) (B)..................................................       6.04
     (a) (2)......................................................       N.A.
     (a) (last sentence)..........................................       2.07
     (b)..........................................................       6.07
317  (a) (1)......................................................       6.08

----------
     /1/This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

     (a) (2)......................................................       6.09
     (b)..........................................................       2.04
318  (a)..........................................................      12.01

     INDENTURE, dated as of July 14, 2003 between NetEase.com, Inc., a company incorporated under the laws of the Cayman Islands with its corporate seat in Beijing, People's Republic of China (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (in such capacity, together with any co-trustee, agent or successor, as the case may be, the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Convertible Subordinated Notes due July 15, 2023 (the "Securities"):

                                   ARTICLE 1
                   Definitions And Incorporation By Reference

     Section 1.01.  Definitions.

     "ADR" means an American Depositary Receipt, evidencing one or more ADSs, issued pursuant to the Deposit Agreement.

     "ADS" means an American Depositary Share, issued pursuant to the Deposit Agreement, initially representing 100 Ordinary Shares of the Company. Unless the context otherwise requires, references to ADSs include ADSs in the form of ADRs evidencing American Depositary Receipts of the Company.

     "ADS Depositary" means The Bank of New York, as depositary for the ADSs.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Board" means, with respect to any matter, the Board of Directors of the Company.

     "Business Day" means each day of the year on which banking institutions in The City of New York, any Place of Payment or any Place of Conversion are not required or authorized by law or regulation to close.

     "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock issued by that corporation.

     "Cash" or "cash" means such coin or currency of The United States of America as at any time of payment is legal tender for the payment of public and private debts.

     "Close of Business" on any day shall mean 5:00 p.m. The City of New York time on that day.

     "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent successor to such successor or successors.

     "Company Order" means a written request or order signed in the name of the Company by any two Officers and delivered to the Trustee.

     "Consolidated Subsidiary" means, at any date, any Subsidiary the accounts of which are consolidated with those of the Company as of such date for public financial reporting purposes.

     "Corporate Trust Office" means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at its address for notices in Section 12.02 or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Definitive Registered Note" means a Definitive Registered Note issued in respect of an interest in a Global Note, substantially in the form attached hereto as Exhibit A-2.

     "Deposit Agreement" means the deposit agreement dated July 6, 2000 among the Company, the ADS Depository, and the holders from time to time of the ADRs issued thereunder or, if amended or supplemented as provided therein, as so amended or supplemented.

     "Depositary" means The Depository Trust Company ("DTC") and its nominee and successors.

     "Designated Senior Indebtedness" means the Company's obligations under any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or any related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Global Note" means the Global Note or Notes without coupons, which will represent all of the Securities sold in compliance with Rule 144A, unless or until Definitive Registered Notes are issued in respect of all or any Securities represented by the Global Note in which case the "Global Note" will represent all those Securities that are not from time to time evidenced by Definitive Registered Notes.

     "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Trustee's books.

     "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any trade accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person (i) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (ii) as lessee under other leases for facilities equipment (and related assets leased together therewith), whether or not capitalized, entered into or leased for financing purposes (as determined by the Company) or (iii) under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including such Person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with generally accepted accounting principles), (d) all obligations (contingent or otherwise) of such Person with respect to any interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or foreign currency hedge, exchange, purchase or similar instrument or agreement, (e) all direct or indirect guarantees, agreements to be jointly liable or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses
(a) through (d), (f) any indebtedness or other obligations described in clauses
(a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person, and (g) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any Indebtedness, obligation or liability of the kind described in clauses (a) through (f).

     "Indenture" means this Indenture as amended or supplemented from time to time in accordance with the terms hereof.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is sold as set forth on the face of the Security.

     "Lien" means a preference arrangement on property, such as, a mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, preference, priority, security agreement, capital lease obligation, conditional sale or any other agreement that has the same economic effect as any of the foregoing.

     "Notes" means Global Notes and Definitive Registered Notes, collectively.

     "Officers" means the Company's Chief Executive Officer, Chief Financial Officer and Executive Director, or any Vice President, or Persons who carry out similar responsibilities at the Company from time to time.

     "Officers' Certificate" means a written certificate containing the information specified in Section 12.04, and, if applicable, Sections 3.08(a), 4.06, 8.01, 9.05, 10.15, 12.03 and other relevant sections hereof, signed by any two Officers.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.03 and 12.04 and, if applicable, Sections 2.12(c), 8.01 and 9.05 rendered by legal counsel who may be (i) an employee of, or counsel to, the Company or (ii) other counsel designated by the Company and reasonably satisfactory to the Trustee.

     "Ordinary Shares" means the Ordinary Shares, nominal value $0.0001 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which such Ordinary Shares shall be reclassified or changed.

     "Participant" means, with respect to DTC, a Person who has an account with DTC.

     "Payable Amount" means the Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, Delisting Put Price, or Merger Redemption Price, as applicable, to be paid to a Holder.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal" or "Principal Amount" of a Security means the principal amount due at the Stated Maturity of the Security as set forth on the face of the Security.

     "Private Placement Legend" means the restrictive legend initially set forth in the Global Note or the Definitive Registered Notes, as set forth in Exhibits A-1 or A-2, as applicable.

     "QIB" means a "qualified institutional buyer" as defined under Rule 144A.

     "Redemption Date" shall mean the date specified for redemption of any of the Securities in accordance with the terms of the Securities and this Indenture.

     "Redemption Price" shall mean an amount equal to the Principal Amount.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative,
(i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

     "Rule 144A" means Rule 144A under the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means any of the Company's Zero Coupon Convertible Subordinated Notes due July 15, 2023, as amended or supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is "pari passu" or "junior" to the Securities. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

Notwithstanding the foregoing, Senior Indebtedness shall not include any Indebtedness of the Company to any wholly-owned Subsidiary, other than Indebtedness to Subsidiaries arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not the Company's Subsidiary.

     "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which the Principal of such Security is due and payable.

     "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors (or other governing body of such corporation) is, at the date of determination, directly or indirectly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, (ii) a partnership in which the Company or a Subsidiary of the Company holds a majority interest in the equity capital or profits of such partnership, or (iii) any other Person (other than a corporation) in which the Company, a Subsidiary of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "The Nasdaq National Market" means the National Market of the National Association of Securities Dealers Automated Quotation System.

     "TIA" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in effect on the date of this Indenture.

     "Trading Day" means each day on which the securities exchange or quotation system which is used to determine the ADS Sale Price is open for trading or quotation.

     "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

     "Trust Officer" when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     Section 1.02.  Other Definitions.

Term                                                          Defined in Section
----                                                          ------------------

"Additional Amounts" .....................................           4.06
"ADS Sale Price" .........................................         10.02(a)
"Applicable Cash Settlement Averaging Period" ............         10.03(c)

Term                                                          Defined in Section
----                                                          ------------------

"Authorized Agent" .......................................          12.09
"Bankruptcy Law" .........................................           6.01
"Beneficial Owner" .......................................         3.09(a)
"Cash, Property or Securities" ...........................         11.02(c)
"Close of Business" ......................................           3.03
"Company Notice" .........................................         3.08(c)
"Company Notice Date" ....................................         3.08(c)
"Conversion Agent" .......................................           2.03
"Conversion Date" ........................................          10.03
"Conversion Obligation" ..................................          10.03
"Conversion Price" .......................................          10.01
"Conversion Retraction Period" ...........................         10.03(c)
"Conversion Value" .......................................         10.02(c)
"Custodian" ..............................................           6.01
"Delisting Event" ........................................           3.10
"Delisting Notice" .......................................           3.10
"Delisting Put Date" .....................................           3.10
"Delisting Put Option" ...................................           3.10
"Delisting Put Price" ....................................           3.10
"Delisting Put Surrender Date" ...........................           3.10
"Delisting Put Notice" ...................................           3.10
"Event of Default" .......................................           6.01
"Expiration Time" ........................................          10.11
"Final Surrender Date" ...................................         3.09(c)
"Fundamental Change" .....................................         3.09(a)
"Fundamental Change Notice" ..............................         3.09(b)
"Fundamental Change Repurchase Date" .....................         3.09(a)
"Fundamental Change Repurchase Notice" ...................         3.09(c)
"Fundamental Change Repurchase Price" ....................         3.09(a)
"Junior Securities" ......................................          11.08
"Legal Holiday" ..........................................          12.07
"Merger Event" ...........................................           5.01
"Merger Redemption Date" .................................         5.01(b)
"Merger Redemption Notice" ...............................         5.01(b)
"Merger Redemption Obligation" ...........................         5.01(b)
"Merger Redemption Price" ................................         5.01(b)

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Term                                                          Defined in Section
----                                                          ------------------

"Merger Redemption Surrender Date" .......................         5.01(b)
"Notice of Default" ......................................           6.01
"Partial Cash Amount" ....................................          10.03
"Paying Agent" ...........................................           2.03
"Payment Blockage Notice" ................................          11.02
"Place of Conversion" ....................................           2.03
"Place of Payment" .......................................           2.03
"Purchaser" ..............................................           2.02
"Purchased Shares" .......................................          10.11
"Purchaser's Increase Option" ............................           2.02
"Record Date" ............................................   10.08, 10.09, 10.10
"Reference Price" ........................................         10.02(a)
"Registrar" ..............................................           2.03
"Repurchase Date" ........................................         3.08(a)
"Repurchase Deadline" ....................................         3.08(a)
"Repurchase Notice" ......................................         3.08(a)
"Repurchase Price" .......................................         3.08(a)
"Senior Indebtedness" ....................................          11.02
"Settlement Notice Period" ...............................         10.03(c)
"Taxes" ..................................................           4.06
"Time of Determination" ..................................          10.08
"Trading Price" ..........................................         10.02(c)

     Section 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company.

     All other TIA terms used in this Indenture that are defined by the TIA or defined by TIA reference to another statute or regulation have the meanings assigned to them by such definitions.

     Section 1.04. Rules of Construction. Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in The United States of America;

     (c)  "or" is not exclusive;

     (d)  "including" means including, without limitation; and

     (e) words in the singular include the plural, and words in the plural include the singular.

                                   ARTICLE 2
                                 The Securities

     Section 2.01. Form and Dating. The Securities shall be substantially in the form of Exhibits A-1 and A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Trustee). Each Security shall be dated the date of its authentication.

     Section 2.02. Execution and Authentication; Transfers. The Securities shall be executed by the Company by one or more Officers. The signature of any of these Officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the Issue Date of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of $75,000,000 upon a Company Order without any further action by the Company; provided, however, that in the event that Credit Suisse First Boston LLC (the "Purchaser") elects to purchase additional Securities pursuant to the option (the "Purchaser's

Increase Option") granted pursuant to Section 3 of the Purchase Agreement, dated July 8, 2003, between the Company and the Purchaser, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $75,000,000 plus up to $25,000,000 aggregate Principal Amount of Securities sold pursuant to the Purchaser's Increase Option upon a Company Order. The aggregate Principal Amount of Securities outstanding at any time, plus the aggregate Principal Amount of any Securities that have been converted or redeemed pursuant to the provisions of this Indenture prior to such time, may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.06.

     The Securities shall be issued in fully registered form without interest coupons in the form of one or more Global Notes. The Securities shall be held through The Depository Trust Company and shall be represented by a Global Note in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto. The Global Note shall be deposited with The Bank of New York, as custodian for DTC, and registered in the name of the nominee of DTC.

     Section 2.03. Registrar, Paying Agent and Conversion Agent. The Company initially appoints The Bank of New York as conversion agent (in such capacity, the "Conversion Agent"), paying agent (in such capacity, the "Paying Agent") and registrar (in such capacity, the "Registrar"). The terms "Conversion Agent", "Paying Agent" and "Registrar" shall also include any successors in such capacities to The Bank of New York. The Trustee, so long as it acts also as the Conversion Agent, Paying Agent and Registrar, shall maintain an office or agency in The City of New York where Securities may be presented for registration of transfer, exchange or conversion.

     The City of New York, as the city in which payment or conversion occurs, shall be called herein the "Place of Payment" or the "Place of Conversion", respectively. The Registrar shall keep a register of the Securities and of their transfer and exchange.

     The Trustee shall be entitled to appropriate compensation for acting as Registrar, Paying Agent and Conversion Agent pursuant to Section 7.07.

     Section 2.04. Paying Agent to Hold Money and Securities in Trust. In accordance with Section 4.05 and except as otherwise provided herein, prior to or on each due date for payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or, if permitted by the terms hereof, securities sufficient to make such payments when so becoming due.

     The Company shall require the Paying Agent (if other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and securities held by such Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any default by the Company in making any payments in respect of the Securities, each Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust.

     If the Company, a Subsidiary or an Affiliate of either of them acts as the Paying Agent, it shall segregate the money and securities held by it as such Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and securities held by it to the Trustee and to account for any money and securities disbursed by it. Upon doing so, such Paying Agent shall have no further liability for such money and securities.

     Section 2.05. Securityholder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders.

     The Company shall furnish or cause to be furnished to the Trustee (i) at least semiannually on June 1 and December 1 a list of the names and addresses of Securityholders dated within 15 days of the date on which the list is furnished and (ii) at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Securityholders, other than those registered with the Trustee.

     Section 2.06. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Securities under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.07. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, mutilated, destroyed, lost or stolen Securities for which the Trustee has authenticated and delivered a new Security in lieu therefor pursuant to Section 2.06 and those described in this Section 2.07 as not outstanding. Subject to

Section 2.08, a Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, or any other obligor upon the Securities, or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee has actual knowledge or has received written notice to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

     If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Repurchase Date, a Fundamental Change Repurchase Date, a Delisting Put Date or a Merger Redemption Date, or on the Stated Maturity, money sufficient to pay the Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and accrued and unpaid interest, if any, on such Securities shall cease to accrue and all other rights of the Holder shall terminate whether or not the applicable Securities are delivered to the Paying Agent (other than the right to receive the applicable Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, Delisting Put Price or Merger Redemption Price, as the case may be, upon delivery of the Security in accordance with the terms of this Indenture); provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 10, then from and after the Conversion Date such Security shall cease to be outstanding and accrued and unpaid interest, if any, shall cease to accrue on such Security.

     Section 2.08. Cancellation. All Securities surrendered for payment, redemption or repurchase by the Company pursuant to Article 3, conversion pursuant to Article 10, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. Unless the Company requests otherwise, the Trustee shall dispose of all cancelled Securities in accordance with its outstanding procedures.

     Section 2.09. Restrictive Legends. Subject to Section 2.12(c), until the expiration of the applicable holding period with respect to the Securities set forth in Rule 144(k) promulgated under the Securities Act, the Global Note and the Definitive Registered Note, if any, shall bear a restrictive legend in the face thereof substantially in the form contained in Exhibits A-1 and A-2, respectively.

     Section 2.10. Transfer and Exchange. (a) Global Notes. Transfers of any Global Note shall be limited to transfers in whole, but not in part, only to DTC or another nominee of DTC.

     (b) Definitive Registered Notes. Definitive Registered Notes will be issued in exchange for the Global Note as directed by the Holder thereof (i) if an Event of Default occurs, upon the written request of the Holder of such Global Note or, (ii) if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary, and, in each case, in accordance with the provisions of Section 2.12. In any such event,

          (i) the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate for the authentication and delivery of Definitive Registered Notes, shall authenticate and deliver, without service charge, to the Persons specified by the Holder of such Global Note, Definitive Registered Notes each evidencing $1,000 principal amount at maturity or integral multiples thereof and registered in such names as such Holder shall instruct the Trustee evidencing an aggregate principal amount at maturity equal to and in exchange for such Global Note held by such Holder; and

          (ii) if the principal amount at maturity evidenced by the surrendered Global Note is greater than the aggregate principal amount at maturity evidenced by all the Definitive Registered Notes authenticated and delivered pursuant to clause (i) above, the Registrar shall adjust the register relating to such Global Note to decrease the principal amount at maturity evidenced by such Global Note by an amount equal to the aggregate principal amount at maturity evidenced by all such Definitive Registered Notes.

     Upon the exchange of such Global Note for Definitive Registered Notes evidencing an aggregate principal amount of Indebtedness at maturity equal to that of such Global Note, such Global Note shall be canceled by the Trustee.

     The Company shall reimburse the Registrar and the Trustee for expenses they incur in documenting such exchanges and issuances of Definitive Registered Notes.

     Any Definitive Registered Note delivered in exchange for an interest in the Global Notes pursuant to paragraph (b) of this Section 2.10 shall, except as otherwise provided by paragraph (c) of Section 2.12, bear the legend regarding transfer restrictions applicable to a Definitive Registered Note set forth in Exhibit A-2.

     All Definitive Registered Notes issued upon any exchange of beneficial interests in the Global Note shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities evidenced by such Global Note surrendered upon such exchange.

     When a Definitive Registered Note, if any, is presented to the Registrar with a request from the Holder of such Definitive Registered Note to register a transfer, the Registrar shall register the transfer as requested. Every Definitive Registered Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing.

     At the option of the Holder, a Definitive Registered Note may be exchanged for another Definitive Registered Note in denominations of $1,000 principal amount at maturity and integral multiples thereof evidencing an equivalent aggregate principal amount at maturity, upon surrender of the Definitive Registered Note to be exchanged at the office or agency maintained for such purpose pursuant to Section 2.03.

     To permit registrations of transfers and exchanges, the Company shall issue and execute and the Trustee shall authenticate new Definitive Registered Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange (other than any exchange of a temporary Security for a definitive Security not involving any change in ownership). The Registrar shall not be required to exchange or register a transfer of any Definitive Registered Note for a period of 15 days immediately preceding the first mailing of notice of redemption of Definitive Registered Notes to be redeemed or of any Definitive Registered Note selected, called or being called for redemption except, in the case of any Definitive Registered Note where public notice has been given that such Definitive Registered Note is to be redeemed in part, the portion thereof not to be redeemed.

     (c) Global Notes and Definitive Registered Notes. The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of
(i) Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed), (ii) any Securities in respect of which the Repurchase Notice, a Fundamental Change Repurchase Notice or a Delisting Put Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be repurchased in part, the portion thereof not to be repurchased) or (iii) any Securities for a period of 15 days before a selection of Securities to be redeemed.

     Section 2.11. Book-Entry Provisions for Global Notes. (a) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person to take any action which a Holder is entitled to take under this Indenture or the Securities.

     Section 2.12. Special Transfer Provisions. Unless and until a Security is registered under the Securities Act, the following provisions shall apply:

     (a) Transfers to U.S. Persons. If the Security is to be transferred to a U.S. Person and consists of (A) Definitive Registered Notes prior to the removal of the Private Placement Legend, the transferor must advise the Company and the Trustee in writing that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has advised the Company and the Trustee in writing that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) an interest in the Global Note, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

     (b) Transfers to Non-U.S. Persons at Any Time. Any proposed transfer to any Non-U.S. Person of a Definitive Registered Note or an interest in a Global Note may be made upon receipt by the Trustee of a certificate substantially in the form of Exhibit C hereto from the proposed transferor.

     (c) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Trustee shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Trustee shall deliver only Securities that bear the Private Placement Legend unless (i) the Securities are registered under the Securities Act, or (ii) if the time period referred to in Rule 144(k) has expired and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Trustee or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.11 or this Section 2.12 in accordance with its customary record retention procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

     Section 2.13. CUSIP and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and/or "ISIN"numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and/or "ISIN" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" or "ISIN" numbers.

     Section 2.14. Restrictions Upon Conversion of Restricted Securities. Any purchaser of Securities, other than a foreign purchaser outside the U.S., shall, upon conversion of any Securities, if at the time of conversion such Securities are "restricted securities" within the meaning of Rule 144 under the Securities Act, be required to sign a letter addressed to the Company agreeing that:

     (a) if it should offer, resell or otherwise transfer any Ordinary Shares issued upon conversion of its beneficial interests in the Securities within the time period referred to in Rule 144(k) under the Securities Act after the original issuance of the Securities, it will do so only:

          (i)    to the Company or any Subsidiary thereof,

          (ii) outside the United States in compliance with Rule 903 or 904 under the Securities Act (and not in a pre-arranged transaction resulting in the resale of such interests in the Securities into the U.S.), or

          (iii) pursuant to the exemption from registration provided by Rule 144A (if available); and

     (b) the Ordinary Shares received upon conversion of the Securities will be "restricted securities" (within the meaning of Rule 144(a)(3)).

                                    ARTICLE 3
                           Redemption And Repurchases

     Section 3.01. Right to Redeem. The Company, at its option, may redeem the Securities, in whole or in part, for cash in accordance with the provisions set forth in paragraphs 5 and 8 of the Securities; provided, however, that the Securities may not be redeemed prior to July 15, 2008 except as provided for in
Section 5.01 hereof. Beginning on such date and until the Close of Business on the Stated Maturity, the Company may redeem the Securities, in whole or in part, for cash at the Redemption Price, together with accrued and unpaid interest, if any, if the Reference Price of the Ordinary Shares for 20 out of any 30 consecutive Trading Day period, the last Trading Day of which occurs no more than five days prior to the date the notice of redemption under Section 3.03 is published, is at least 130% of the Conversion Price in effect on such Trading Day. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Holders in writing of the Redemption Date and the Principal Amount of Securities to be redeemed.

     The Company shall not give less than 30 days' or more than 60 days' notice of redemption by mail to Holders of Securities, with a copy to the Trustee.

     Section 3.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 30 but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

     If any Security selected for partial redemption is thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Security so selected and prior to such redemption, the converted portion of such Security shall be deemed (so far as may be), solely for purposes of determining the aggregate Principal Amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this Section 3.02 shall affect the right of any Holder to convert any Security pursuant to Article 10 before the termination of the conversion right with respect thereto.

     Section 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed in the manner provided in Section 12.02.

     The notice shall identify the Securities to be redeemed and shall state:

     (a)  the Redemption Date;

     (b)  the Redemption Price;

     (c)  the Conversion Price;

     (d) the name and address of the Paying Agent and Conversion Agent, and of the offices or agencies referred to in Section 4.05;

     (e) that Securities called for redemption may be converted at any time before the Close of Business on the Redemption Date;

     (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

     (g) that Securities called for redemption must be surrendered to the Paying Agent or at any applicable office or agency referred to in Section 4.05 to collect the Redemption Price;

     (h) the CUSIP, ISIN or other certificate numbers, if any, of the Securities;

     (i) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers, if any, and Principal Amounts of the particular Securities to be redeemed; and

     (j) that, unless the Company defaults in payment of the Redemption Price, accrued and unpaid interest, if any, will cease to accrue on and after the Redemption Date.

     If fewer than all the outstanding Securities are to be redeemed and the Trustee is to select the Securities to be redeemed, the Company shall provide notice thereof to the Trustee at least 10 days before notice is provided to each Holder of Securities.

     At the Company's written request, the Trustee shall give the notice of redemption in the Company's name, at the Company's expense and using the text of such notice prepared by the Company.

     Section 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date stated in the notice and at the Redemption Price therefor except for Securities which a Holder surrenders for conversion in accordance with Section 10.02(b). On the Redemption Date, such Securities called for redemption shall be paid at the Redemption Price therefor. Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives such notice.

     Section 3.05. Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit or cause to be deposited with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation. The Company shall pay redemption funds into an account in the name of the Paying Agent, on behalf of the relevant Holder. When the redemption funds are paid into the account in the Paying Agent's name, the Paying Agent shall immediately transfer the redemption funds to the relevant Holder in exchange for the Securities surrendered to the Paying Agent by the relevant Holder. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon (subject to the provisions of Section 7.01(e)), not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of the Company in trust and is not required for such purpose it shall be discharged from such trust.

     Section 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

     Section 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchaser to purchase all or a portion of such Securities by paying to the Trustee in trust for the Holders whose Securities are to be so purchased, before the Close of Business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for redemption of such Securities, is not less than the Redemption Price, together with accrued and unpaid interest, if any, accrued to the Redemption Date of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, together with accrued and unpaid interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchaser but no such agreement shall relieve the Company of its obligation to pay such Redemption Price, together with accrued and unpaid interest, if any. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof in accordance with Section 10.02(b) may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchaser from such Holders and (notwithstanding anything to the contrary contained in Article 10) surrendered by such purchaser for conversion, all as of immediately prior to the Close of Business on the Redemption Date, subject to payment to the Holders of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchaser for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to fully indemnify the Trustee from, and hold it harmless against, any and all loss, liability or expense (including taxes other than taxes based on the income of the Trustee) arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchaser, including the costs and expenses incurred by the Trustee in the defense of any claim (whether asserted by the Company, any Holder or any other Person) or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture other than resulting from the Trustee's gross negligence or willful misconduct.

     Section 3.08. Repurchase of Securities at the Option of the Holder. (a) General. Securities shall be repurchased by the Company pursuant to paragraph 6 of the Securities on July 15, 2006, July 15, 2007, July 15, 2008, July 15, 2013 and July 15, 2018 (each, a "Repurchase Date"), at a Repurchase Price equal to the Principal Amount of such Securities (the "Repurchase Price"), together with accrued and unpaid interest, if any, at the option of the Holder thereof, upon:

          (i) delivery to the Paying Agent or to any applicable office or agency referred to in Section 4.05 by the Holder of a written notice of repurchase (the "Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the Close of Business on the fifth Business Day prior to the Repurchase Date (the "Repurchase Deadline") stating:

                 (A) the certificate numbers of the Holder's Securities to be delivered for repurchase, in the case of a Definitive Registered Note;

                 (B) the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                 (C) that such Security shall be repurchased on the Repurchase Date pursuant to the terms and conditions specified in this Indenture and in paragraph 6 of the Securities.

          (ii) delivery of such Security prior to the Repurchase Deadline (together with all necessary endorsements) to the Paying Agent or to any applicable office or agency referred to in Section 4.05, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that the Repurchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered conforms in all material respects to the description thereof in the related Repurchase Notice.

     The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or any applicable office or agency referred to in Section 4.05 the Repurchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Repurchase Notice at any time prior to the Close of Business on the third Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 3.11. If the Holder of a Security has delivered a Repurchase Notice, such Security can be converted only if the Repurchase Notice is withdrawn.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     At least five Business Days before the Company Notice Date (as defined below), the Company shall deliver an Officers' Certificate to the Trustee specifying:

          (i)    the information required by Section 3.08(c); and

          (ii) whether the Company desires the Trustee to give, on its behalf, the notice required by Section 3.08(c).

     (b) Repurchase. On the Repurchase Date, subject to Section 3.11, the Principal Amount of the Securities in respect of which the Repurchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, shall be repurchased by the Company with cash equal to the aggregate Repurchase Price of such Securities, together with accrued but unpaid interest, if any.

     (c) Notice of Election. The Company shall send notices (the "Company Notice") to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02, on a date not less than 20 Business Days prior to the Repurchase Date (such date not less than 20 Business Days prior to the Repurchase Date being herein referred to as the "Company Notice Date"). Such notices shall include a form of Repurchase Notice to be completed by the Securityholder and shall state:

          (i)    the Repurchase Price and Conversion Price;

          (ii) the name and address of the Paying Agent and Conversion Agent, and of the offices or agencies referred to in Section 4.05;

          (iii) that Securities as to which the Repurchase Notice has been given may be converted into Ordinary Shares at any time prior to the Close of Business on the applicable Repurchase Date only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (iv) that Securities must be surrendered to the Paying Agent or to any applicable office or agency referred to in Section 4.05 to collect payment;

          (v) that the Repurchase Price for any security as to which the Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in (iii);

          (vi)  the procedures the Holder must follow to exercise rights under
     Section 3.08 and a brief description of those rights;

          (vii) briefly, the conversion rights of the Securities and that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities; and

          (viii) the procedures for withdrawing the Repurchase Notice.

     At the Company's written request, the Trustee shall give such notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such notice shall be prepared by the Company.

     (d) Procedure Upon Repurchase. The Company shall deposit cash at the time and in the manner as provided in Section 3.12, sufficient to pay the aggregate Repurchase Price of all Securities to be repurchased pursuant to this Section
3.08. Promptly after the later of the Repurchase Date or the date on which such Securities are surrendered to the Paying Agent or at any applicable office or agency referred to in Section 4.05, the Paying Agent shall deliver to each Holder entitled to receive payment of the Repurchase Price, cash in payment of such Repurchase Price.

     Section 3.09. Repurchase of Securities at the Option of the Holder Upon a Fundamental Change. (a) If there shall have occurred a Fundamental Change (as defined below), a Holder's Securities shall be repurchased, in whole or in any part that is an integral multiple of $1,000, at the option of the Holder thereof, by the Company with cash equal to the Principal Amount of such Securities (the "Fundamental Change Repurchase Price"), together with accrued and unpaid interest, if any, on the date selected by the Company (the "Fundamental Change Repurchase Date") that is not less than 10 or more than 30 days after the Final Surrender Date (as defined below), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

     A "Fundamental Change" shall be deemed to have occurred at such time as any of the following events shall occur:

          (i) Any Person (for the purposes of this Section 3.09 only, the term "Person" shall include a "person" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) (other than the Company's existing controlling shareholder William Ding and his affiliates) has become the beneficial owner (as the term "Beneficial Owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power in the aggregate of all classes or series (however designated) of Capital Stock of the Company then outstanding normally entitled to vote generally in elections of members of the board of directors of the Company (including any right to acquire voting shares that are not then outstanding of which such Person or group is deemed the Beneficial Owner); or

          (ii) There shall be consummated any consolidation of the Company with, or merger of the Company into, another Person, or any merger of another Person into the Company, or any sale, or transfer of all or substantially all of the Company's assets to another Person, other than (a) a stock-for-stock merger, (b) a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding Ordinary Shares, (c) a merger that is effected solely to change the Company's jurisdiction of incorporation or (d) any consolidation with or merger of the Company into one of its wholly owned Subsidiaries, or any sale or transfer by the Company of all or substantially all its assets to one or more of its wholly owned Subsidiaries, in any one transaction or a series of transactions; provided, in any such case, the resulting corporation or each such Subsidiary assumes or guarantees the Company's obligations under the Securities;

provided, however, that a Fundamental Change shall not occur with respect to any such transaction if either (a) the Reference Price for any five Trading Days during the ten Trading Days immediately following the public announcement by the Company of such transaction is at least equal to 105% of the Conversion Price in effect on such Trading Day or (b) the consideration in such transaction to the holders of Ordinary Shares consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted on The Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the last sale prices of such securities during the ten consecutive Trading Days commencing with the sixth Trading Day following consummation of the transaction) is at least

105% of the Conversion Price in effect on the date immediately preceding the closing date of such transaction.

     (b) Unless the Company shall previously have called for the redemption of all the Securities, within 30 days after the occurrence of a Fundamental Change,
(i) the Company shall deliver to the Trustee and mail (or cause the Trustee, at the Company's expense and using the text of such notice prepared by the Company, to mail) to each Holder a written notice (the "Fundamental Change Notice") of such Fundamental Change and (ii) the Company shall cause a copy of the Fundamental Change Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York, which newspaper shall be The Wall Street Journal. The Fundamental Change Notice shall state:

          (i) briefly, the events causing a Fundamental Change, and the date such Fundamental Change is deemed to have occurred for purposes of this
     Section 3.09;

          (ii) the date by which the Fundamental Change Repurchase Notice (as defined below) pursuant to this Section 3.09 must be given;

          (iii)  the Final Surrender Date (as defined below);

          (iv)   the Fundamental Change Repurchase Price;

          (v) the name and address of the Paying Agent and Conversion Agent and the offices or agencies referred to in Section 4.05;

          (vi)   the Conversion Price and any adjustments thereto;

          (vii) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted into Ordinary Shares at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (viii) that Securities must be surrendered to the Paying Agent or any applicable office or agency referred to in Section 4.05 to collect payment;

          (ix) that the Fundamental Change Repurchase Price for any Security as to which the Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the Business Day following the Fundamental Change Repurchase Date;

          (x) the procedures the Holder must follow to exercise rights under this Section 3.09 and a brief description of those rights;

          (xi)   briefly, the conversion rights of the Securities;

          (xii) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities; and

          (xiii) the procedures for withdrawing a Fundamental Change Repurchase Notice.

     (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of repurchase (a "Fundamental Change Repurchase Notice") to the Paying Agent or to any applicable office or agency referred to in Section 4.05 at any time prior to the Close of Business on the date (the "Final Surrender Date") that is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Fundamental Change Notice, stating:

          (i) the certificate numbers of the Holder's Securities to be delivered for repurchase, in the case of a Definitive Registered Note;

          (ii) the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

          (iii) that such Security shall be repurchased on the date specified in Section 3.11 and pursuant to the terms and conditions specified in paragraph 6 of the Securities.

     Receipt of the Security by the Paying Agent prior to or on the Final Surrender Date (together with all necessary endorsements), at the office of the Trustee or to any applicable office or agency referred to in Section 4.05 shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.09 only if the Security so delivered to the Trustee or such office or agency shall conform in all material respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or any applicable office or agency referred to in Section 4.05 the Fundamental Change Repurchase Notice contemplated by this Section 3.09(c) shall have the right to withdraw such Fundamental Change Repurchase Notice until the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with
Section 3.11. If a Holder of a Security has delivered a Fundamental Change Repurchase Notice, such Security may be converted only if the Fundamental Change Repurchase Notice is withdrawn. The submission of a Fundamental Change Repurchase Notice, together with such Securities pursuant to the exercise of a repurchase right, shall become irrevocable on the part of the Holder on the Fundamental Change Repurchase Date (unless the Company fails to repurchase the Securities on the Fundamental Change Repurchase Date) and the right to convert the Securities will expire at Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

     The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the Fundamental Change Purchase Price, together with accrued and unpaid interest, if any, promptly following the Business Day following the Fundamental Change Repurchase Date.

     If the Securities are represented by a Global Note, Holders may surrender a Security for repurchase by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of this Section 3.09, a Security shall be deemed to have been surrendered to the Paying Agent upon receipt by the Paying Agent of a copy of an irrevocable notice given by any book entry facility to the holder of the certificate corresponding to such Security instructing it to deliver such certificate to the Registrar for cancellation.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

     Section 3.10. Repurchase At Option Of A Holder Upon A Delisting Event. (a) In the event that the ADSs are no longer listed or quoted for trading on The Nasdaq National Market or the Ordinary Shares or any security representing such Ordinary Shares are not listed or quoted for trading on a national securities exchange in the United States (the occurrence of such an event being referred to herein as a "Delisting Event"), each Holder of Securities shall have the right, at its option (the "Delisting Put Option"), to require the Company to repurchase all of its Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Delisting Put Date") selected by the Company that is not less than 10 or more than 30 days after the Delisting Put Surrender Date (as defined below), at a price equal to 100% of the Principal Amount of the Securities (the "Delisting Put Price"), together with accrued and unpaid interest, if any, except in any case in which a Delisting Event occurs as a result of a Merger Event as described under Section 5.01 hereof and the Company redeems the Securities as described thereunder. For the avoidance of any doubt, no Holder shall be entitled to exercise its Delisting Put Option if the Company elects to exercise the Merger Redemption Obligation in case of a Merger Event as described under Section 5.01 hereof.

     (b) Within 30 days after the occurrence of the Delisting Event, the Company shall deliver to the Trustee and mail to all Holders of record of the Securities a notice (the "Delisting Notice") describing, among other things, the occurrence of such Delisting Event and the repurchase right arising as a result thereof and specify the Delisting Put Surrender Date and the Delisting Put Date. The Company shall cause a copy of the Delisting Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York, which newspaper shall be The Wall Street Journal. To exercise the repurchase right, a Holder must, on or before the date (the "Delisting Put Surrender Date") that is, subject to any contrary requirements of applicable law, 60 days after the mailing of the Delisting Notice, give a written notice (the "Delisting Put Notice") of the Holder's exercise of such right and surrender the Securities with respect to which the right is being exercised, duly endorsed for transfer to the Company, at any place where principal is payable on the Securities.

     (c) Receipt of the Security by the Paying Agent prior to or on the Delisting Put Surrender Date (together with all necessary endorsements), at the office of the Trustee or to any applicable office or agency referred to in Section 4.05 shall be a condition to the receipt by the Holder of the Delisting Put Price therefor; provided, however, that such Delisting Put Price shall be so paid pursuant to this Section
3.10 only if the Security so delivered to the Trustee or such office or agency shall conform in all material respects to the description thereof set forth in the related Delisting Put Notice.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent or any applicable office or agency referred to in Section 4.05 the Delisting Put Notice contemplated by this Section 3.10(c) shall have the right to withdraw such Delisting Put Notice until the Delisting Put Date by delivery of a written notice of withdrawal to the Paying Agent or such office or agency in accordance with Section 3.11. If a Holder of a Security has delivered a Delisting Put Notice, such Security may be converted only if the Delisting Put Notice is withdrawn. The submission of a Delisting Put Notice, together with such Securities pursuant to the exercise of a repurchase right, shall be irrevocable on the part of the Holder on the Delisting Put Date (unless the Company fails to repurchase the Securities on the Delisting Put Date) and the right to convert the Securities will expire at Close of Business on the Business Day immediately preceding the Delisting Put Date.

     The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.10, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.10 shall be consummated by the delivery of the Delisting Put Price, together with accrued and unpaid interest, if any, promptly following the Business Day following the Delisting Put Date.

     If the Securities are represented by a Global Note, Holders may surrender a Security for repurchase by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of this Section 3.10, a Security shall be deemed to have been surrendered to the Paying Agent upon receipt by the Paying Agent of a copy of an irrevocable notice given by any book entry facility to the holder of the certificate corresponding to such Security instructing it to deliver such certificate to the Registrar for cancellation.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Delisting Put Notice or written withdrawal thereof.

     Section 3.11. Withdrawal of Notice or No Repurchase. (a) The Repurchase Notice, Fundamental Change Repurchase Notice or Delisting Put Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to any office of the Paying Agent or to any applicable office or agency referred to in Section 4.05 at any time until Close of Business on the third Business Day immediately preceding the Repurchase Date, or until the Fundamental Change Repurchase Date or the Delisting Put Date, as the case may be, specifying:

          (i) the certificate numbers of the Holder's Securities to be withdrawn, in the case of a Definitive Registered Note;

          (ii) the portion of the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

          (iii) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice, Fundamental Change Repurchase Notice or Delisting Put Notice, as the case may be, and which has been or will be delivered for repurchase by the Company.

     (b) There shall be no repurchase of any Securities pursuant to Sections 3.08, 3.09 or 3.10 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice, Fundamental Change Repurchase Notice or Delisting Put Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price, as the case may be, together with accrued and unpaid interest, if any, with respect to such Securities).

     (c) The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which the Repurchase Notice, Fundamental Change Repurchase Notice or Delisting Put Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price, as the case may be, together with accrued and unpaid interest, if any, with respect to such Securities).

     Section 3.12. Deposit of Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price. Promptly following the Repurchase Date, the Fundamental Change Repurchase Date or the Delisting Put Date, as the case may be, the Company shall deposit or cause to be deposited with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds, sufficient to pay the aggregate Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price, as the case may be, of all the Securities or portions thereof which are to be repurchased.

     Section 3.13. Securities Repurchased in Part. Any Security which is to be repurchased only in part shall be surrendered at any office of the Paying Agent or any applicable office or agency referred to in Section 4.05 (with, if the Company or the Trustee so requires, due endorsement, or a written instrument of transfer in form satisfactory to the Company and the Trustee executed by the Holder or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

     Holders may surrender a Security for repurchase in part by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of this Section 3.13, a Security shall be deemed to have been surrendered to the Paying Agent upon receipt by such Paying Agent of a copy of an irrevocable notice given by any book entry facility to the holder of the certificate corresponding to such Security instructing it to deliver such certificate to the relevant Registrar for cancellation.

     Section 3.14. Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any repurchase of Securities, the Company shall
(i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, if applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other required schedule under the Exchange Act, if applicable, and (iii) otherwise comply with all U.S. Federal and state and other applicable securities laws and regulations, including any applicable securities laws outside the United States, regulating the offer and delivery of Ordinary Shares upon repurchase of the Securities (including positions of the SEC under applicable no-action letters) so as to permit the rights and obligations under Sections 3.08, 3.09 or 3.10 to be exercised in the time and in the manner specified in Sections 3.08, 3.09 or 3.10.

     Section 3.15. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company, upon request of the Company, any cash together with interest on such cash, if any, held by them for the payment of the Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price, as the case may be, of the Securities that remain unclaimed as provided in paragraph 13 of the Securities; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.12 exceeds the aggregate Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price, as the case may be, of the Securities or portions thereof to be repurchased, then promptly after the Repurchase Date, Fundamental Change Repurchase Date or Delisting Put Date, as the case may be, the Trustee shall return any such excess to the Company together with accrued and unpaid interest, if any, thereon.

     Section 3.16. Failure by the Company to Redeem or Repurchase. The Company may not repurchase any Security at any time when the subordinated provisions of this Indenture otherwise would prohibit it from making such repurchase. If the Company fails to repurchase the Securities when required, including upon occurrence of a Repurchase Date, Fundamental Change or Delisting Event, such failure shall constitute an Event of Default (as defined below), whether or not repurchase is permitted by the subordination provisions of this Indenture.

                                    ARTICLE 4
                                    Covenants

     Section 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any Payable Amount, together with accrued and unpaid interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if expressly permitted hereunder, sufficient to pay all such amounts then due. Payment of any Payable Amount, together with accrued and unpaid interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York at the Corporate Trust Office of the Trustee (which shall initially be The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Global Trust Services) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest amounts may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register. The Trustee or Paying Agent shall not be obliged to pay any Holders until the Company has deposited such amounts of money provided in this
Section 4.01 with the Trustee or the Paying Agent.

     The Company shall, to the extent permitted by law, pay interest on overdue amounts at the per annum rate of interest set forth in paragraph 1 of the Securities, compounded semi-annually, which interest on overdue amounts (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amounts were originally due and payable. The Company will pay any transfer taxes, stamp taxes, capital contributions or other similar taxes upon (i) issue of the Securities or (ii) delivery of the Ordinary Shares upon conversion of the Securities, except that a holder of the Securities will be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of the Ordinary Shares in a name other than such holder's name.

     Section 4.02. SEC Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual and quarterly reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (or any such successor provisions thereto). In the event the Company is at any time no longer subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act (or any such successor provisions), it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements, and the Trustee shall make any such reports available to Securityholders upon request. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a), to the extent such provisions are applicable.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 4.03. Compliance Certificate; Notice of Defaults. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a certificate of any two Officers stating whether or not, to the knowledge of the signers, the Company has complied with all conditions and covenants on its part contained in this Indenture and, if the signers have obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 4.03, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

     (b) The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within 30 Business Days of its becoming aware of such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

     Section 4.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.05. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, and such other locations as may be required by, or necessary under, the rules of any securities exchange or quotation system on which the Securities may from time to time be listed, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee in The City of New York, which office on the date hereof is located at The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Global Trust Services, shall be such office or agency for the respective purposes described above, unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change of location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for the purposes described in the preceding paragraph.

     Section 4.06. Additional Amounts. The Company will pay the holder of the Securities such amounts (the "Additional Amounts") or deliver additional Ordinary Shares, as the case may be, as may be necessary in order that every net payment of a Payable Amount, together with accrued and unpaid interest, if any, in respect of any Security by the Company, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the Cayman Islands, Hong Kong or the People's Republic of China or any political subdivision or taxing authority thereof or therein ("Taxes") will not be less than the amount provided for in such Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts will not apply with respect to any Security presented for payment by, or on behalf of, a holder who is liable to such taxes or duties in respect of such Security by reason of his having some connection with the Cayman Islands, Hong Kong or the People's Republic of China or any political subdivision or any authority thereof or therein, other than the mere holding of such Security.

     Whenever in this Indenture there is mentioned, in any context, the payment of any Payable Amount, in respect of, or interest on, any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereto where such express mention is not made.

     At least 10 days prior to the first day on which payment of the Payable Amount in respect of any Security by the Company is made and at least 10 days prior to each date of such payment if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Paying Agent, if other than the Trustee, with an Officers' Certificate instructing the Trustee and such Paying Agent whether such payment with respect to the Securities shall be made to Holders of Securities without withholding for or on account of any Taxes. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount if any, required to be withheld on such payments to such holders and the Company will pay to the Trustee or the Paying Agent the Additional Amounts required by this Section. The Company covenants to fully indemnify the Trustee and the Paying Agent for, and to hold them harmless against, any and all loss, liability or expense (including taxes other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.

     Section 4.07. Rule 144 Information Requirement. The Company shall use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of the Securities, make available other information as required by, and so long as necessary to permit, sales of its Securities pursuant to Rules 144 and 144A under the Securities Act or, in each case, any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule. Notwithstanding the foregoing, nothing in this Section 4.07 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     Section 4.08. Registration Rights. The Holders shall have the benefit of the Registration Rights Agreement, dated July 8, 2003, between the Company and the Purchaser and, in the event of Registration Default (as defined therein), the Company shall pay to the Holders the Additional Interest, as defined and set forth therein.

                                    ARTICLE 5
                              Successor Corporation

     Section 5.01. When Company May Merge or Transfer Assets. The Company, in a single transaction or through a series of related transactions, may not consolidate with or merge with or into or transfer (by assignment, sale or otherwise) or lease its assets substantially as an entirety to any Person (a "Merger Event"), unless:

     (a)  (i)    the Company is the surviving Person or the successor or
transferee is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on The Nasdaq National Market;

          (ii) the successor shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (iii) after giving effect to such transaction, no Event of Default shall be continuing; and

          (iv) the Company delivers to the Trustee an Officers' Certificate and Opinion of Counsel that the transaction and the supplemental indenture comply with this Indenture and that all conditions precedent in this Indenture related to the transaction have been complied with; or

     (b) the Company redeems the Securities in whole for cash at the Merger Redemption Price (as defined below), together with accrued and unpaid interest, if any.

     If a Merger Event occurs, and the Company has not met the criteria under
(a) above, the Company shall have the obligation (the "Merger Redemption Obligation") to repurchase for cash all of the Securities on the date (the "Merger Redemption Date") selected by the Company that is not less than 10 or more than 30 days after the Merger Redemption Surrender Date (as defined below), at a price equal to the Merger Redemption Price, together with accrued and unpaid interest, if any.

     If the Merger Redemption Obligation applies, the Company will within 30 days after the occurrence of a Merger Event deliver to the Trustee and mail (or cause the Trustee to mail at the Company's expense and using the text of such notice prepared by the Company) to all Holders of record of the Securities a notice (the "Merger Redemption Notice") describing, among other things, the occurrence of such Merger Event and its right to repurchase the Securities arising as a result thereof and specifying the Merger Redemption Surrender Date and the Merger Redemption Date. The Company shall cause a copy of the Merger Redemption Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York, which newspaper shall be The Wall Street Journal. Each Holder must, on or before the date (the "Merger Redemption Surrender Date") that is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Merger Redemption Notice, surrender the Securities (if such Securities are represented by a Global Note, by book-entry transfer to the Conversion Agent through the facilities of DTC) with respect to which the right is being exercised, duly endorsed for transfer to the Company, at any place where principal is payable on the Securities.

     The term "Merger Redemption Price" shall mean, on any date of determination, the sum of (i) 10% of the Principal Amount of a Security plus
(ii) the Trading Price of the Securities; provided however, that if the foregoing sum is less than the Principal Amount of a Security on the determination date, then the Merger Redemption Price shall be the principal amount of a Security.

     For purposes of the foregoing, the transfer (by assignment, sale or otherwise) or lease of the properties and assets of one or more Subsidiaries (other than to the Company or another wholly owned Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of the assets, substantially as an entirety, of the Company.

     The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (i) a lease of its properties and assets substantially as an entirety and (ii) obligations the Company may have under a supplemental indenture pursuant to Section 10.16, the Company shall be discharged and released from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.05, the Trustee shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                    ARTICLE 6
                              Defaults And Remedies

     Section 6.01.  Events of Default. An "Event of Default" occurs if:

     (a) the Company defaults in the payment of any Payable Amount when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for repurchase by the Company or otherwise, whether or not such payment shall be prohibited by this Indenture;

     (b) the Company defaults in the payment of accrued and unpaid interest, if any, on any Security which continues for 30 days or more after such a payment is due, whether or not prohibited by this Indenture;

     (c) the Company fails to comply with any of its agreements in this Indenture (other than those referred to in clauses (a) and (b) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default (as defined below);

     (d) the Company fails to make any payment in accordance with the terms hereof when such payment is required to be made, in respect of any mortgage (including any pledge, lien, deed of trust, security interest or other similar encumbrance), indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Consolidated Subsidiary, whether such Indebtedness now exists or shall hereafter be created, in an aggregate principal amount exceeding $10 million and such failure is not remedied for a period of 10 days;

     (e) a default shall occur under any mortgage (including any pledge, lien, deed of trust, security interest or other similar encumbrance), indenture, or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Consolidated Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in such Indebtedness, in an aggregate principal amount exceeding $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, such acceleration having been rescinded or annulled or there having been deposited in trust a sum of money sufficient to discharge in full such Indebtedness within a period of 20 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in Principal Amount of the Securities, a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged, to cause such acceleration to be rescinded or annulled or to cause there to be deposited in trust a sum sufficient to discharge in full such Indebtedness and stating that such notice is a Notice of Default (as defined below) hereunder;

     (f)  the Company pursuant to or within the meaning of any Bankruptcy Law:

          (i)    commences a voluntary case or proceeding;

          (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv)   makes a general assignment for the benefit of its creditors;

          (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

          (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt;

          (ii) appoints a Custodian of the Company or for any substantial part of its property; or

          (iii)  orders the winding up or liquidation of the Company;

     and the order or decree remains unstayed and in effect for 60 days;

     "Bankruptcy Law" means any applicable bankruptcy law, insolvency law, or any similar law for the relief of debtors, of the Cayman Islands or any successor jurisdiction in which the Company (or any successor) is incorporated.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (c) above is not an Event of Default until the Trustee, pursuant to Section 7.05 notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default within the time specified in clause (c) above after receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     Section 6.02. Acceleration. If an Event of Default occurs and is continuing, either the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Principal Amount, together with accrued and unpaid interest, if any, to the date of declaration on all the Securities to be immediately due and payable, whereupon such Principal Amount, together with accrued and unpaid interest, if any, shall be due and payable immediately; provided that, if an Event of Default specified in clauses (f) or (g) to Section 6.01 occurs and is continuing, the Principal Amount, together with accrued and unpaid interest, if any, on all the Securities to the date of the occurrence of such Event of Default shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Principal Amount, together with accrued and unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Principal Amount, together with accrued and unpaid interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Trustee

(and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(a), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default under Article 10. When a Default is waived, it is deemed cured and shall cease to exist, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     Section 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee shall have been provided with security or indemnity against such liability satisfactory to the Trustee.

     Section 6.06. Limitation on Suit. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (b) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer to the Trustee security or indemnity against any loss, liability or expense satisfactory to the Trustee;

     (d) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

     (e) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of a Payable Amount, together with accrued and unpaid interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 10 or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of a Payable Amount, together with accrued and unpaid interest, if any, owing with respect to the Securities and the amounts provided for in Section 7.06.

     Section 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether a Payable Amount, together with accrued and unpaid interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of any Payable Amount, together with accrued and unpaid interest, if any, owing and unpaid on the Securities, as applicable, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for any Payable Amount, together with accrued and unpaid interest, if any, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     THIRD: the balance, if any, to the Company.

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

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess costs, including attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit initiated by the Trustee, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

     Section 6.12. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the Company from paying all or any portion of any Payable Amount, or any interest on any such amount, as contemplated herein, or that may affect the covenants or the performance of this Indenture or the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                    Trustee

     Section 7.01. Duties of Trustee. (a) If to the knowledge of the Trustee an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

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

     (c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

          (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

     Section 7.02.  Rights of Trustee. Subject to Section 7.01:

     (a) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

     (b) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

     (c) the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

     (d) the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or power;

     (e) the Trustee may consult with counsel reasonably acceptable to the Trustee, which may be counsel to the Company, and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

     (f) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid; and

     (g) the Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Indenture.

     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights the Trustee would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the sale of the Securities or the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement in the Securities other than the Trustee's certification of authentication.

     Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, at the name and address that appear in the Securities Register, a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in payment of the principal of or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as its board of directors, the executive committee, or a trustee committee of its directors and/or responsible officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be deemed to have notice of any Default or Event of Default other than as described in clauses (a) or (b) of Section 6.01 unless it shall have received written notice thereof from the Company or any Securityholder, or a Trust Officer has actual knowledge thereof. The foregoing sentence of this Section 7.05 shall be in lieu of the proviso to TIA Section 315(b), and such proviso to TIA Section 315(b) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

     Section 7.06. Reports by Trustee to Holders. If required by TIA Section 313(a), within 60 days after each June 1 beginning with the June 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such April 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

     A copy of each such report at the time of its mailing to Securityholders shall also be mailed to the Company and shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

     Section 7.07. Compensation and Indemnity. The Company shall from time to time pay to the Trustee compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the

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

Trustee, within 45 days after receiving request therefor, for all out-of-pocket disbursements, fees and expenses incurred by the Trustee in connection with the performance of its duties under this Indenture, including without limitation those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder. Such expenses may include the compensation and out-of-pocket expenses of the Trustee's agents and counsel. All rights, protections and benefits of the Trustee shall extend to the Trustee acting as Conversion Agent, Paying Agent, Registrar or other Agent with respect thereto.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it in connection with this Indenture. The Trustee shall promptly notify the Company of any claim for which the Trustee may seek indemnity, including costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder.

     The Company need not reimburse any expenses or indemnify against any loss or liability incurred by the Trustee through its gross negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (f) or (g) to Section 6.01 occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     Notwithstanding any provision hereof to the contrary, the Trustee's lien shall not be subordinated to that of Senior Indebtedness.

     Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

     (a)  the Trustee fails to comply with Section 7.10;

     (b)  the Trustee is adjudged a bankrupt or an insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder or beneficial owner may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 7.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders.

     Section 7.09. Successor Trustee, Agents by Merger, Etc. If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

     Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b).

     Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8
                             Discharge Of Indenture

     Section 8.01. Discharge of Liability on Securities. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash or, if expressly permitted by the terms hereof, securities sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the

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

Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     (b) At any time within one year before the Stated Maturity or the redemption of all the Securities, the Company may terminate its substantive obligations hereunder, other than its obligations to pay the principal of, together with accrued and unpaid interest, if any, on the Securities, by depositing with the Trustee money or U.S. Government obligations sufficient to pay all remaining Indebtedness on the Securities when due.

     Section 8.02. Repayment to the Company. The Trustee and the Paying Agent (if other than the Trustee) shall return to the Company, upon request of the Company, any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent (if other than the Trustee), before being required to make any such return, may, at the expense of the Company, cause to be published once in The Wall Street Journal or another daily newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and the Trustee and the Paying Agent (if other than the Trustee) shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

     Section 8.03.  Application Of Trust Money. Subject to the provisions of
Section 8.02, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it by the Company and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 11.

     Section 8.04. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.03; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

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

                                   ARTICLE 9
                                   Amendments

     Section 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without the consent of any
Securityholder:

     (a) to cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially adversely affect the rights of any Securityholder;

     (b)  to comply with Article 5 or Section 10.16; and

     (c) to make any change that does not materially adversely affect the rights of any Securityholder.

     Section 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, the Company and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

     (a) make any reduction in the Principal Amount of Securities whose Holders must consent to an amendment or supplement to this Indenture or waive defaults or compliance;

     (b) reduce the Principal Amount, Redemption Price or Repurchase Price of, or interest, if any, or change the Stated Maturity, or premium, if any, of any Security;

     (c) make the Principal Amount of, or interest, if any, or any Security payable in money or securities other than that stated in the Security;

     (d) make any change in Section 6.04 or this Article 9, except to increase any percentage referred to therein, or make any change in Section 6.07;

     (e) make any change that materially adversely affects the right to convert any Security (including the right to receive cash in lieu of Ordinary Shares);

     (f) make any change that materially adversely affects the right to require the Company to repurchase the Securities in accordance with the terms thereof and this Indenture (including the right to receive cash if the Company has elected to pay cash upon such repurchase);

     (g) modify the provisions of this Indenture relating to the ranking of the Securities in a manner materially adverse to the Holders of the Securities; or

     (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Security.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

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

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

     Section 9.03. Revocation and Effect of Consent, Waivers and Actions. Until an amendment or waiver becomes effective, a consent to it or any other action by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder, except as provided in Section 9.02.

     Section 9.04. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     Section 9.05. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Section 9.06. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                                   Conversion

     Section 10.01. Conversion Privilege. A Holder of a Security may convert such Security into Ordinary Shares at any time during the period stated herein. The conversion price (the "Conversion Price") is $0.4815 per Ordinary Shares, subject to adjustment in certain events as herein set forth. The number of Ordinary Shares to be delivered upon conversion of such Security will be determined by dividing the principal amount of such Security (or any portion hereof which is a multiple of $1,000) by the Conversion Price.

     Ordinary Shares issued upon conversion of Securities may not be deposited with the ADS Depositary in exchange for ADSs unless: (i) the Ordinary Shares have been resold in a transaction that is effectively registered under the resale registration statement described in the Registration Rights Agreement;
(ii) the Ordinary Shares have been resold in a transaction which complies with Rule 144 under the Securities Act; or (iii) the exemption provided by Rule 144(k) under the Securities Act is available and the Company has removed the transfer restriction legend from the share certificate at the Holder's request. Holders of such Ordinary Shares may be required by the Depositary to provide evidence satisfactory to the Depositary that the conditions specified in clauses
(i), (ii) or (iii) of the preceding sentence have been satisfied.

     A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     Section 10.02. Conversion Conditions. A Holder may only surrender its Securities for conversion in the four circumstances set out below:

     (a)  Conversion Upon Satisfaction of Ordinary Share Price Condition

     A Holder may surrender its Securities for conversion into Ordinary Shares prior to the Close of Business on the Stated Maturity, in any quarter commencing after September 30, 2003, if the average of the Reference Prices (as defined below) of the Ordinary Shares, for the last five consecutive Trading Days of the immediately preceding fiscal quarter, exceeds 115% of the Conversion Price in effect on the last Trading Day of the preceding fiscal quarter.

     The Company shall determine at the end of each fiscal quarter whether the Securities are convertible as the result of the satisfaction of this condition and shall promptly notify the Trustee and Conversion Agent (if other than the Trustee) accordingly. The Trustee shall, in turn, notify the Holders in each quarter as to the satisfaction of this condition.

     The "Reference Price" of an Ordinary Share on any date of determination means a dollar amount derived by dividing the ADS Sale Price on that date by the then applicable number of the Ordinary Shares represented by one ADS.

     "ADS Sale Price" means the closing sale price per ADS (or Ordinary Share, if applicable) as reported in composite transactions for the principal United States securities exchange on which the ADS (or Ordinary Share, if applicable) is traded or, if the ADS (or Ordinary Share, if applicable) is not listed on a United States national or regional stock exchange, as reported by The Nasdaq National Market; or, if the ADS (or Ordinary Share, if applicable) is not listed or admitted to trading on any United States national or regional stock exchange or quoted on The Nasdaq National Market, the average of the closing bid and ask prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

     (b)  Conversion Upon Notice of Redemption

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

     A Holder may surrender for conversion a Security called for redemption at any time prior to the Close of Business on the second Business Day prior to the Redemption Date or Merger Redemption Date, unless the Company defaults in making payment due upon redemption.

     (c)  Conversion Upon Satisfaction of Trading Price Condition

     If, after any five consecutive Trading Day period in which the average of the Trading Prices (defined below) for the Securities for such five Trading Day period is less than 100% of the average of the Conversion Values (as defined below) for the Securities during that period, a Holder may surrender Securities for conversion at any time during the following 10 Trading Days; provided, however, that no Securities may be converted based on the satisfaction of this condition during the six month period immediately preceding each specified date on which a Holder may require the Company to repurchase its Securities (for example, with respect to the July 15, 2006 put date for the Securities, the Securities may not be converted from January 15, 2006 to July 15, 2006), if on any day during such five consecutive Trading Day period, the Reference Price of the Ordinary Shares is between the Conversion Price and 115% of the Conversion Price.

     The "Trading Price" means, with respect of the Securities, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities received by the Conversion Agent for $5,000,000 principal amount of Securities at approximately 3:30 pm, The City of New York time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if at least three such bids are not received by the Conversion Agent, but two such bids are received, then the average of the two bids shall be used, and if only one such bid is received by the Conversion Agent, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities on such day will be determined in good faith by the Company taking into account in such determination such factors as it, in its sole discretion, deems appropriate.

     In connection with any conversion upon satisfaction of the trading price condition described above, the Conversion Agent shall have no obligation to determine the Trading Price of the Securities; and the Company shall have no obligation to make such determination unless a Holder provides the Company with reasonable evidence that the Trading Price of the Securities is less than 100% of the product of the Reference Price of the Ordinary Shares and the number of Ordinary Shares issuable upon conversion of $1,000 Principal Amount of the Securities. At such time, the Company shall select and instruct the independent nationally recognized securities dealers to provide Conversion Agent with the bid quotations as provided above.

     The "Conversion Value" of a Security means the product of the Reference Price of the Ordinary Shares on any date of determination multiplied by the number of Ordinary Shares into which the Security is convertible.

     (d)  Conversion Rights Upon Occurrence of Specific Corporate Transactions

     If the Company elects to:

     . distribute to all Holders of the Ordinary Shares any rights, warrants or options entitling them to substitute for or repurchase, for a period expiring within 60 days of the date of such distribution, the Ordinary Shares at less than the then current Reference Price; or

     . distribute to all Holders of the Ordinary Shares, any assets, debt securities or certain rights to repurchase the Company's securities, which distribution has a per share value exceeding 10% of the Reference Price of the Ordinary Shares on the day preceding the declaration date for such distribution;

Holders may convert their Securities, unless such Holders may participate in the transaction on a basis and with notice that the Board determines to be fair and reasonable. The Company shall notify the Holders at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, a Holder may surrender its Securities for conversion at any time until the earlier of the Close of Business on the Business Day prior to the ex-dividend date or any announcement by the Company that such distribution will not take place. This provision shall not apply if the Holder otherwise participates in the distribution without conversion.

     In addition, if the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction, in each case pursuant to which the Ordinary Shares would be converted into cash, securities or other property, the Company shall notify the Holders at least 15 Business Days prior to the anticipated effective date of the transaction. A Holder may surrender its Securities for conversion for the Ordinary Shares at any time from and after the date that is 15 Business Days prior to the anticipated effective date of the transaction until and including the date which is two Business Days before the actual date of such transaction. If the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction, in each case pursuant to which the Ordinary Shares would be converted into cash, securities or other property, then at the effective time of the transaction, a Holder's right to convert its Securities into Ordinary Shares will be changed into a right to convert such Securities into the kind and amount of cash, securities or other property that such Holder would have received if such Holder had converted such Securities immediately prior to the transaction. If the transaction also constitutes a Fundamental Change, such Holder may require the Company to repurchase all or a portion of its Securities as described under Section 3.09. If the transaction also constitutes a Merger Event, the Company may be required to redeem all of the Securities as described under Section 5.01.

     Section 10.03. Conversion Procedure. To convert a Security, a Holder must
(i) if such Security is represented by the Global Note, surrender the Security to the Conversion Agent by book entry delivery (through the facilities of DTC), or (ii) if such Security is represented by a Definitive Registered Note, deliver such Security at the office of the Conversion Agent; in either of cases (i) or
(ii) above, accompanied by a duly signed and completed notice of conversion, appropriate endorsements and transfer documents if required by the Conversion Agent. Book entry delivery of a Security to the Conversion Agent may be made by any financial institution that is a participant in such book entry facility; conversion through such book entry facility's book entry conversion program is available for any security that is held in an account maintained at such book entry facility by any such participant. The "Conversion Date" shall be the date on which the Security and all of the items required for conversion shall have been delivered and the requirements for conversion have been met. The Company shall deliver to the Holder no later than the seventh Business Day following the Conversion Date a certificate for the number of full Ordinary Shares issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 10.04.

     The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the Ordinary Shares upon such conversion as the record holder or holders of such Ordinary Shares on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such Ordinary Shares as the record holder or holders thereof for all purposes at the Close of Business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

     Holders may surrender a Security for conversion by means of book entry delivery in accordance with the provisions hereof and the regulations of the applicable book entry facility. Upon conversion of a Security, the Company shall on the Conversion Date redeem any Security delivered for conversion at the Redemption Price and the Company shall pay such redemption monies into an account in the name of the Trustee (on behalf of the relevant Holder). When the redemption monies are paid into such an account in the name of the Trustee, the Trustee shall, on behalf of the relevant Holder, immediately transfer such redemption monies to the Company in exchange for the Ordinary Shares deliverable upon conversion to the relevant Holder. Such Holder shall be deemed to have consented to such transfer.

     If the Holder converts more than one Security at the same time, the number of Ordinary Shares issuable upon the conversion shall be computed based on the total Principal Amount of the Securities converted.

     If a Holder has submitted its Securities for repurchase in connection with a Repurchase Date, or upon a Fundamental Change or Delisting Event, it may convert its Securities only if it withdraws its Repurchase Notice, Fundamental Change Repurchase Notice or Delisting Put Notice, as the case may be, prior to the Repurchase Date, Fundamental Change Repurchase Date or Delisting Put Surrender Date, as the case may be, and one of the conditions set forth in clauses (a), (b), (c) or (d) of Section 10.02 is applicable. If the Securities are subject to repurchase in connection with a Repurchase Date, or following a Fundamental Change or Delisting Event, conversion rights with respect to the Securities subject to repurchase will expire at Close of Business on the Business Day immediately preceding the Repurchase Date, Fundamental Change Repurchase Date or Delisting Put Date, as the case may be.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday (as defined below) in a place where any Conversion Agent is located, the Security may be surrendered to such Conversion Agent on the next succeeding day that is not a Legal Holiday.

     Upon conversion, the Company shall satisfy all of its obligations (in the aggregate, the "Conversion Obligation") by delivering to converting Holders (1) Ordinary Shares, (2) cash, or (3) a combination of cash and Ordinary Shares, as follows:

     (a) Share Settlements. If the Company elects to satisfy the entire Conversion Obligation in Ordinary Shares, then it may deliver to converting Holders a number of Ordinary Shares equal to the aggregate Principal Amount of the Securities to be converted divided by the Conversion Price then in effect.

     (b) Cash Settlement. If the Company elects to satisfy the entire Conversion Obligation in cash, then it shall deliver to converting Holders cash in an amount equal to the product of (i) a number equal to the aggregate Principal Amount of Securities to be converted by any such Holder divided by the Conversion Price then in effect, and (ii) the average of the Reference Price of Ordinary Shares on each Trading Day during the Applicable Cash Settlement Averaging Period (as defined below).

     (c) Combined Settlement. If the Company elects to satisfy a portion of the Conversion Obligation in cash (the "Partial Cash Amount") and a portion in its Ordinary Shares, then it shall deliver to converting Holders such Partial Cash Amount plus a number of Ordinary Shares equal to (i) the cash settlement amount as set forth in clause (b) above minus such Partial Cash Amount divided by (ii) the average of the Reference Price of Ordinary Shares on each Trading Day during the Applicable Cash Settlement Averaging Period.

     If the Company chooses to satisfy the Conversion Obligation by share settlement, then settlement in shares will be made on or prior to the fifth Trading Day following its receipt of a notice of conversion.

     If the Company chooses to satisfy the Conversion Obligation by cash settlement or combined settlement, then it will notify holders, through the Trustee, of the dollar amount to be satisfied in cash at any time on or before the date that is three Business Days following its receipt of a converting Holder's notice of conversion (the "Settlement Notice Period"). Share settlement will apply automatically if the Company does not notify Holders that it has chosen another settlement method.

     If the Company timely elects cash settlement or combined settlement, then Holders may retract their conversion notice at any time during the two Business Day period beginning on the day after the Settlement Notice Period (the "Conversion Retraction Period"). Holders cannot retract conversion notices (and conversion notice therefore will be irrevocable) if the Company elects share settlement. If a Holder has not retracted its conversion notice, then cash settlement or combined settlement will occur on the first Trading Day following the Applicable Cash Settlement Averaging Period. The "Applicable Cash Settlement Averaging Period" is the five Trading Day period beginning on the first Trading Day following the end of the Conversion Retraction Period.

     No payment or adjustment will be made for dividends on the Ordinary Shares, other than payment of cash for fractional shares, and except as provided in this Indenture.

     No Holder of Securities will be entitled, upon conversion of the Securities, to any actual payment or adjustment on account of accrued and unpaid interest, if any, or on account of dividends on shares issued in connection with the conversion. If any Holder surrenders a Security for conversion between the Close of Business on any record date for the payment of an installment of accrued and unpaid interest, if any, and the opening of business on the related interest payment date, the Holder must deliver payment to the Company of an amount equal to the interest payable on the interest payment date on the principal amount to be converted together with the Security being surrendered. The foregoing sentence shall not apply to Securities called for redemption on a redemption date within the period between and including the record date and the interest payment date.

     Section 10.04. Fractional Shares. The Company will not issue a fractional Ordinary Shares upon conversion of a Security. Instead, the Company will deliver cash based on the Reference Price of the Ordinary Shares on the Conversion Date. The current market value of a fractional share shall be determined to the nearest l/1000th of a share by multiplying the Reference Price on the last Trading Day prior to the Conversion Date by the fractional amount and rounding the product to the nearest whole cent.

     Section 10.05. Taxes on Conversion. A Holder delivering a Security for conversion shall be required to pay any documentary, stamp or similar issue or transfer tax or capital tax due on the issue or delivery of Ordinary Shares upon such conversion. The Company may refuse to deliver any certificates representing the Ordinary Shares being issued in a name other than the Holder's name until such Conversion Agent receives a sum sufficient to pay any tax which will be due because the Ordinary Shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

     Section 10.06. Company to Provide Stock. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Ordinary Shares a sufficient number of Ordinary Shares to permit the conversion of the Securities for Ordinary Shares, respectively.

     All Ordinary Shares delivered upon conversion of the Securities shall be newly issued Ordinary Shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

     The Company will endeavor promptly to comply with all U.S. federal, state and other applicable securities laws and regulations (including any applicable securities laws outside the United States) regulating the offer and delivery of Ordinary Shares upon conversion of Securities, if any, that are applicable to the Securities and such Ordinary Shares assuming compliance with the transfer restrictions set forth in this Indenture and will list or cause to have quoted such Ordinary Shares on each securities exchange or in the over-the-counter market or such other market on which the Ordinary Shares are then listed or quoted.

     Section 10.07. Adjustments for Change in Capital Stock. If, after the Issue Date, the Company:

     (a) pays a dividend or makes a distribution on its Ordinary Shares in shares of its Ordinary Shares or other Capital Stock;

     (b) subdivides its outstanding Ordinary Shares into a greater number of shares;

     (c) combines its outstanding Ordinary Shares into a smaller number of shares; or

     (d) issues by reclassification of its Ordinary Shares any shares of its Capital Stock;

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of Ordinary Shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If, after an adjustment, a Holder of a Security upon conversion of such Security may receive shares or other units of two or more classes or series of Capital Stock of the Company (including Ordinary Shares), the Company shall determine the allocation of the adjusted Conversion Price between or among such classes or series of Capital Stock. After such allocation, the conversion privilege and the Conversion Price of each class or series of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Ordinary Shares in this Article 10.

     Section 10.08. Adjustment for Rights Issue. If, after the Issue Date, the Company distributes any rights, warrants or options to all holders of its Ordinary Shares entitling them, for a period expiring not later than 60 days after the record date for such distribution, to subscribe for or purchase Ordinary Shares at a price per share less than the Reference Price as of the Time of Determination, the Conversion Price shall be adjusted in accordance with the following formula:

                                        O + (NxP)
                                            -----
                             AP = CP x        M
                                       -------------
                                          O + N

     where:

     AP = the adjusted Conversion Price.

     CP = the Conversion Price in effect immediately prior to the Close of Business on the Record Date (as defined below).

     O = the number of Ordinary Shares outstanding at the Close of Business on the Record Date.

     N = the number of additional Ordinary Shares that may be offered upon exercise of the rights, warrants or options offered pursuant to the distribution.

     P  = the subscription or Repurchase Price per share of such additional
          Ordinary Shares.

     M  = the then current Reference Price on the Record Date.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.08 applies (for purposes of this Section 10.08 only, the "Record Date").

     "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants, or options or a distribution, in each case, to which this Section 10.08 applies and (ii) the time immediately prior to the commencement of "ex-dividend" trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Ordinary Shares are then listed or quoted.

     No adjustment will be made with respect to this Section 10.08 if, in lieu of such adjustment, the Holders, upon conversion, will be entitled to receive, in addition to the Ordinary Shares into which such Securities are convertible, the kind and amount of cash, debt securities (or other evidences of Indebtedness) or other assets comprising the distribution that such Holders would have received had they converted their Securities immediately prior to the Record Date (as defined in this Section 10.08). In addition, no adjustment will be made with respect to this Section 10.08 if Holders may participate in the transaction on a basis and with notice that the Board determines to be fair and appropriate.

     Section 10.09. Adjustment for Other Distributions. If, after the Issue Date, the Company distributes to all holders of its Ordinary Shares evidences of its Indebtedness, shares of Capital Stock (other than Ordinary Shares), securities, cash, property, rights, warrants or options to purchase securities of the Company (excluding those rights, warrants and options referred to in Section 10.08 above, any dividend or distribution paid exclusively in cash on or after July 15, 2008 and not referred to in Section
10.10 below, and any dividend or distribution referred to in Section 10.07 above), the Conversion Price shall be adjusted, subject to the provisions of the last paragraph of this Section 10.09, in accordance with the formula:

                                 AP = CP x M - F
                                          -------
                                             M

     where:

     AP = the adjusted Conversion Price.

     CP = the current Conversion Price.

     M = the then current Reference Price on the Record Date (as defined in this Section 10.09).

     F = the fair market value on the Record Date of the assets, securities, rights, warrants or options to be distributed in respect of each Ordinary Share (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

     The Board shall determine fair market values for the purpose of this
Section 10.09.

     The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.09 applies (for purposes of this Section 10.09 only, the "Record Date").

     No adjustment will be made with respect to this Section 10.09 if, in lieu of such adjustment, the Holders, upon conversion, will be entitled to receive, in addition to the Ordinary Shares into which such Securities are convertible, the kind and amount of cash, debt securities (or other evidences of Indebtedness) or other assets comprising the distribution that such Holders would have received had they converted their Securities immediately prior to the Record Date (as defined in this Section 10.09). In addition, no adjustment will be made in the event that the then fair market value (as so determined) of the cash, debt securities (or other evidences of Indebtedness) or other assets so distributed applicable to one Ordinary Share is equal to or greater than the then current market price per Ordinary Share, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash, debt securities (other evidences of Indebtedness) or other assets such Holder would have received had such Holder converted each Security on the Record Date (as defined in this Section 10.09).

     Section 10.10. Adjustment for all Cash Distribution. Subject to the last paragraph of this Section 10.10, (a) if the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Ordinary Shares declared and paid prior to July 15, 2008, and (b) if, on and after July 15, 2008, the Company shall make a cash distribution to all holders of Ordinary Shares that together with all other all-cash distributions and consideration payable in respect of any tender or exchange offer by the Company or one of its Subsidiaries for shares made within the preceding 12 months exceeds 5% of the Company's aggregate market capitalization on the date of declaration of the distribution, the Conversion Price shall be reduced in accordance with the following formula:

                                 AP = CP x M - C
                                           -----
                                             M

     where:

     AP = the adjusted Conversion Price.

     CP = the Conversion Price in effect immediately prior to the Close of Business on the Record Date (as defined in this Section 10.10).

     M = the then current Reference Price on the Record Date (as defined in this Section 10.10).

     C  = the amount of cash so distributed and not excluded applicable to one
          Ordinary Share.

     The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution (for purposes of this Section 10.10 only, the "Record Date").

     No adjustment will be made in the event that the amount of cash so distributed applicable to one Ordinary Share is equal to or greater than the then current Reference Price, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to the record date for the distribution of the cash.

     Section 10.11. Adjustment for Repurchase. Subject to the last paragraph of this Section 10.11, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary for all or a portion of the Ordinary Shares shall expire and such tender or exchange offer (including any amendment in effect immediately prior to the expiration thereof) shall require the payment to shareholders of consideration per Ordinary Share having a fair market value (as determined in good faith by the Board and set forth in a certified resolution filed with the Trustee) that, as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 110% of the Reference Price at the Expiration Time, the Conversion Price shall be reduced in accordance with the following formula:

                              AP = CP x    O x M
                                        -------------
                                         P + (T x M)

     where:

     AC = the adjusted Conversion Price.

     CP = the Conversion Price in effect immediately prior to the Close of Business on the date of the Expiration Time.

     O = the number of Ordinary Shares outstanding (including any tendered or exchanged shares) at the Expiration Time.

     P = the fair market value of the aggregate consideration payable to holders of Ordinary Shares based on the acceptance (up to any maximum specified in the terms of the repurchase) of all Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the Ordinary Shares so accepted, up to any such maximum, being referred to as the "Purchased Shares")

     T = the number of Ordinary Shares outstanding (less any Purchased Shares) on the Expiration Time.

     M  = the then current Reference Price at the Expiration Time.

     The adjustment shall become effective immediately prior to the opening of business on the date following the Expiration Time.

     In the event that the Company or any Subsidiary, if applicable, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such repurchase had not been made.

     Section 10.12. When No Adjustment Required. No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

     All calculations under this Article 10 shall be made to the nearest cent or to the nearest l/l,000th of a share, as the case may be, with one-half of a cent and 5/10,000ths of a share being rounded upwards.

     Section 10.13. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall file with the Trustee and the Conversion Agent (if other than the Trustee) a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Trustee will promptly mail such notice to Securityholders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent (if other than the Trustee) shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

     Section 10.14. Voluntary Decrease. The Company from time to time may reduce the Conversion Price by any amount and for any period of time (provided, that such period is not less than 20 days) if the Board determines that such reduction would be in the best interests of the Company. Whenever the Conversion Price is reduced, the Company shall endeavor to notify the Trustee within three Business Days after such determination. In turn, the Trustee shall promptly notify the Holders of Securities. In addition, the Company from time to time may reduce the Conversion Price if the Board deems it advisable to avoid or diminish any income tax to Holders of Securities resulting from any stock or rights distribution on the Ordinary Shares.

     Section 10.15. Notice of Certain Transactions. If:

     (a) the Company takes any action that would require an adjustment in the Conversion Price pursuant to Sections 10.07, 10.08, 10.09, 10.10 and 10.11 (unless no adjustment is to occur pursuant to Section 10.12); or

     (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.16; or

     (c)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and each Conversion Agent (if other than the Trustee) a notice stating the proposed record date for a dividend or distribution of the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. If the Company takes an action as described in (a) above, it shall deliver to the Trustee an Officers' Certificate stating that a sufficient number of Ordinary Shares have been authorized by the Company to allow for the conversion of all the outstanding Securities under the adjusted Conversion Price. The Company shall file and mail such notice or Officer's Certificate at least 15 days before such date. Failure to file or mail the notice or Officers' Certificate or any defect in it shall not affect the validity of the transaction.

     Section 10.16. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Ordinary Shares immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other Person) or a merger or binding share exchange which reclassifies or changes its outstanding Ordinary Shares, the Person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture, unless the Company fulfills its Merger Redemption Obligation under
Section 5.01(b). If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an Affiliate of a constituent Person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 10. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

     If this Section 10.16 applies, neither Section 10.07 nor 10.08 applies.

     If the Company makes a distribution to all holders of its Ordinary Shares of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.09, would otherwise result in an adjustment in the Conversion Price pursuant to the provisions of Section 10.09, then, from and after the record date for determining the holders of Ordinary Shares entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the Ordinary Shares into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Ordinary Shares entitled to receive the distribution.

     Section 10.17. Company Determination Final. Any determination that the Company or the Board must make pursuant to this Article 10 is conclusive.

     Section 10.18. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.16 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent (if other than the Trustee) (other than the Company or an Affiliate of the Company) shall have the same protection under this Section
10.18 as the Trustee.

     Section 10.19. Simultaneous Adjustments. If this Article 10 requires adjustments to the Conversion Price under more than one of Sections 10.07(d), 10.08, 10.09 or 10.10, and the record dates or the dates of announcement for the distributions or issuances giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.07, second, the provisions of Section 10.08, third, the provisions of Section 10.08 and, fourth, the provisions of Section 10.09.

     Section 10.20. Successive Adjustments. After an adjustment to the Conversion Price under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Price as so adjusted.

                                   ARTICLE 11
                           Subordination of Securities

     Section 11.01. Agreement Of Subordination. The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this
Article 11; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of any Payable Amount, together with accrued and unpaid interest, if any, on all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or payment satisfactory to the holders of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article 11 shall prevent the occurrence of any Default or Event of Default hereunder.

     Section 11.02. Payments To Holders. (a) No payment shall be made with respect to any Payable Amount, or accrued and unpaid interest, if any, except payments and distributions made by the Trustee as permitted by Section 11.05, if:

          (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Designated Senior Indebtedness occurs and is continuing (or, in the case of Designated Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness); or

          (ii) a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative or holder of such Designated Senior Indebtedness or the Company.

     (b) Subject to the provisions of Section 11.05, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the date the Trustee received the immediately prior Payment Blockage Notice and all scheduled payments on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be the basis for a subsequent Payment Blockage Notice.

     (c) The Company shall resume payments on and distributions in respect of the Securities:

          (i) in the case of a default referred to in clause (a)(i) above, the date upon which the default is cured or waived or ceases to exist, or

          (ii) in the case of a default referred to in clause (a)(ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such

     Designated Senior Indebtedness has not been accelerated, unless this
     Article 11 otherwise prohibits the payment or distribution at the time of such payment or distribution.

     Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in Cash, Property or Securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of any Payable Amount, together with accrued and unpaid interest, if any, on the Securities (except payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in Cash, Property or Securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 11, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

     For purposes of this Article 11, the phrase, "Cash, Property or Securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 11 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 5.

     In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of any Payable Amount, together with accrued and unpaid interest, if any, except payments and distributions made by the Trustee as permitted by Section 11.05, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in Cash, Property or Securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

     Nothing in this Section 11.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07. This Section 11.02 shall be subject to the further provisions of Section 11.05.

     Section 11.03. Subrogation Of Securities. Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article 11 (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to other Indebtedness of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of Cash, Property or Securities of the Company applicable to the Senior Indebtedness until any Payable Amount, together with accrued and unpaid interest, if any, on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any Cash, Property or Securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payment over pursuant to the provisions of this Article 11, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of Cash,

Property or Securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 11, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 11 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities any Payable Amount, together with accrued and unpaid interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness in respect of Cash, Property or Securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 11.

     Section 11.04. Authorization To Effect Subordination. Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 11 and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 11.03 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

     Section 11.05. Notice To Trustee. The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 11. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the

Securities pursuant to the provisions of this Article 11, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of any Payable Amount, together with accrued and unpaid interest, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 11.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article 11 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 8, and any such payment shall not be subject to the provisions of Article 11.

     The Trustee, subject to the provisions of Section 7.01, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative or a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 11.06. Trustee's Relation To Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 11 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section
7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

     Section 11.07. No Impairment Of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 11.08. Certain Conversions Deemed Payment. For the purposes of this
Article 11 only, (1) the issuance and delivery of Junior Securities upon conversion of Securities in accordance with Article 10 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest, if any, on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 10.04), property or securities (other than Junior Securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 11.08, the term "Junior Securities" means (a) shares of any stock of any class of the Company, or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 10.

     Section 11.09. Article Applicable To Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
11.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     Section 11.10. Senior Indebtedness Entitled To Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article 11, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                   ARTICLE 12
                                  MISCELLANEOUS

     Section 12.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 12.02. Notices. Any notice or communication shall be in English and in writing and delivered in person or mailed by first-class mail, postage prepaid, and shall be deemed effective when actually received if addressed as follows:

     if to the Company:

          NetEase.com, Inc.
          Suite 1901, Tower E3,
          The Towers, Oriental Plaza
          Dong Cheng District
          Beijing, People's Republic of China 100738

          Attention:  Chief Financial Officer

     if to the Trustee:

          The Bank of New York
          101 Barclay Street
          Floor 21 West
          New York, New York 10286

          Attention:  Global Trust Services

     with a copy to:

          The Bank of New York
          One Temasek Avenue
          #02-01 Millenia Tower
          Singapore 039192

          Attention:  Global Trust Services

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be mailed by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

     If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Section 12.03. Certificate and Opinion to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 12.04. Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (a) a statement that each Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

     (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

     Section 12.05. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 12.06. Rules by Trustee, Paying Agents, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Securityholders. Each Registrar, Conversion Agent and Paying Agent may make reasonable rules for their functions.

     Section 12.07. Legal Holiday. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and to the extent applicable no accrued and unpaid interest, if any, shall accrue for the intervening period.

     Section 12.08. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     Section 12.09. Submission to Jurisdiction, Appointment of Agent for Service. The Company agrees and covenants as follows:

     The Company irrevocably agrees that any legal suit, action or proceeding against it arising out of or based upon this Indenture, the Securities or the transactions contemplated hereby may be, but is not required to be, instituted in any United States Federal or State Court in the Borough of Manhattan, The City of New York, State of New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to prejudgment attachment and execution) in any legal suit, action or proceeding against it arising out of this Indenture, the Securities or the transactions contemplated hereby which is instituted in any United States Federal or state court in the Borough of Manhattan, The City of New York, State of New York, or in any foreign court. To the extent permitted by law, the Company hereby waives any objection to the enforcement by any competent foreign court of any jurisdiction validly obtained in any such proceeding. The Company has appointed CT Corporation Systems, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Indenture, the Securities or the transactions contemplated hereby which may be instituted in any United States Federal or state court in the Borough of Manhattan, The City of New York, State of New York, expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointments shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and it agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service of process to the Company shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action based on this Indenture and the Securities or the transactions contemplated hereby may be instituted by any party hereto, subject to the limitations set forth in Article 6 hereof, by the Holder of any Security in any competent foreign court.

     Section 12.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 12.11. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of the Securities shall be proved by the Security register or by a certificate of the registrar thereof.

     Section 12.12. Waiver of Jury Trial. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.

     Section 12.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        NETEASE.COM, INC.


                                        By: /s/ Ted Sun
                                            ------------------------------------
                                            Name:  Ted Sun
                                            Title: Director and Acting Chief
                                                   Executive Officer

                                        THE BANK OF NEW YORK


                                        By: /s/ Vanessa Loh
                                            ------------------------------------
                                            Name:  Vanessa Loh
                                            Title: Assistant Vice President

                                                                     EXHIBIT A-1

                          [FORM OF FACE OF GLOBAL NOTE]

Unless this certificate is presented by an authorized representative of The Depository Trust Company ("DTC"), a corporation in The City of New York, to NetEase.com, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                NETEASE.COM, INC.

          Zero Coupon Convertible Subordinated Notes due July 15, 2023

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS
NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A), (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

No. 1

CUSIP No. 64110W AA 0

                                      A-1-1

     NetEase.com, Inc. (the "Company"), a company incorporated under the laws of the Cayman Islands, with its corporate seat in Beijing, People's Republic of China, promises to pay to Cede & Co. or registered assigns, the Principal Amount set forth on the register of the Registrar on July 15, 2023.

     This Security shall not bear interest except as specified on the other side of this Security. This Security is convertible into Ordinary Shares of the Company as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

     Additional provisions of this Security are set forth on the other side of this Security.

                                        NETEASE.COM, INC.


                                        By:
                                           -------------------------------------


                                      A-1-2

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

The Bank of New York
as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture


By:
   -----------------------------------
   Authorized Signatory

Date:
     ---------------------------------



                                      A-1-3

                                                                     EXHIBIT A-2

                  [FORM OF FACE OF DEFINITIVE REGISTERED NOTE]

                                NETEASE.COM, INC.

          Zero Coupon Convertible Subordinated Notes due July 15, 2023

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS
NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A), (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

No.

     NetEase.com, Inc., a company incorporated under the laws of the Cayman Islands, with its corporate seat in Beijing, People's Republic of China, promises to pay to _________________________, or registered assigns, the Principal Amount of _______________________ Dollars ($______________) on July
15, 2023.

     This Security shall not bear interest except as specified on the other side of this Security. This Security is convertible into Ordinary Shares of the Company as specified on the other side of this Security. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture referred to on the other side of this Security.

                                      A-2-1

     Additional provisions of this Security are set forth on the other side of this Security.

                                        NETEASE.COM, INC.


                                        By:
                                            ------------------------------------


                                      A-2-2

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION
The Bank of New York
as Trustee, certifies that this Security is one of the Securities referred to in the within-mentioned Indenture


By:
      -------------------------------
      Authorized Signatory

Date:
      -------------------------------


                                      A-2-3

                                                                     EXHIBIT B-1

                         [FORM OF REVERSE SIDE OF NOTE]

          Zero Coupon Convertible Subordinated Notes due July 15, 2023

     1.  Interest

     This Security shall not bear interest, except that if the Principal Amount hereof or any portion of such Principal Amount is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Merger Redemption Price pursuant to paragraph 7 hereof, upon the date set for payment of the Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security) or if Ordinary Shares (or cash in lieu of fractional Ordinary Shares) in respect of a conversion of this Security in accordance with the terms of Article 10 of the Indenture is not delivered when due, then in each such case the overdue amount shall bear interest at such rate and on such terms as are set out in the registration rights agreement dated July 8, 2003, between the Company and the Purchaser, and the Company may set a record date for the payment of such interest.

     2.  Method of Payment

     Subject to the terms and conditions of the Indenture, NetEase.com, Inc. (the "Company") will make payments in respect of the Securities to the Persons who are registered Holders of Securities at the Close of Business on the Stated Maturity, Redemption Date, Repurchase Date, Fundamental Change Repurchase Date, Delisting Put Date, Merger Redemption Date or Conversion Date, as the case may be. Holders must surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of The United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

     3.  Paying Agent, Conversion Agent and Registrar

     Initially, The Bank of New York, a New York banking corporation, will act as conversion agent, paying agent and registrar. The Company may appoint and change the paying agent, conversion agent, registrar or co-registrar, upon notice to the Trustee and the Holders. The Company or any of its Subsidiaries or any of their Affiliates may act as paying agent, conversion agent, registrar or co-registrar.

     4.  Indenture

     The Company issued the Securities under an Indenture, dated as of July 14, 2003 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and, as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein or on the face hereof and not

                                      B-1-1
defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to the aggregate Principal Amount specified in Section 2.02 of the Indenture (subject to Section 2.06 of the Indenture). The Indenture does not limit other Indebtedness of the Company.

     5.  Redemption at the Option of the Company

     No sinking fund is provided for the Securities. Prior to July 15, 2008, the Securities will not be redeemable at the option of the Company, except as provided in Section 5.01 of the Indenture and paragraph 7 hereof.

     Beginning on July 15, 2008, and prior to the Close of Business on the Stated Maturity, the Company may redeem the Securities, in whole or in part, for cash if the Reference Price of the Ordinary Shares for 20 out of any 30 consecutive Trading Days, the last of which occurs no more than five days prior to the date upon which notice of such redemption is published, is at least 130% of the Conversion Price in effect on such Trading Day. If the Company redeems less than all of the outstanding Securities, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate in principal amounts of $1,000 or integral multiples of $1,000. If a portion of a Holder's Securities is selected for partial redemption and the Holder commits a portion of the Securities, the converted portion shall be deemed to be the portion selected for redemption.

     Any redemption pursuant to this paragraph 5 shall be at the Redemption Price, together with accrued and unpaid interest, if any.

     6.  Repurchase of Securities by the Company at the Option of the Holder

     Subject to the terms and conditions of Section 3.08 of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, the Securities held by such Holder on July 15, 2006, July 15, 2007, July 15, 2008, July 15, 2013, and July 15, 2018 (each, a "Repurchase Date") and at a repurchase price equal to the Principal Amount of such Securities (the "Repurchase Price"), upon delivery of the Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the Repurchase Deadline and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. The Repurchase Price shall be paid in cash.

     Subject to the terms and conditions of Section 3.09 of the Indenture, if any Fundamental Change occurs, the Company shall, at the option of the Holders, repurchase all Securities for which a Fundamental Change Repurchase Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is not less than 10 or more than 30 days after the Final Surrender Date, for the Fundamental Change Repurchase Price, which shall be paid in cash.

                                      B-1-2

     Subject to the terms and conditions of Section 3.10 of the Indenture, if any Delisting Event occurs, the Company shall, at the option of the Holders, repurchase all Securities for which a Delisting Put Notice shall have been delivered as provided in the Indenture and not withdrawn, on the date that is not less than 10 or more than 30 days after the Delisting Put Surrender Date, for the Delisting Put Price, which shall be paid in cash.

     Holders have the right to withdraw a Repurchase Notice until the Close of Business on the third Business Day prior to the Repurchase Date, and a Fundamental Change Repurchase Notice or Delisting Put Notice, as the case may be, until the Fundamental Change Repurchase Date or the Delisting Put Date, as the case may be, in any event by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price of all Securities or portions thereof to be repurchased as of the Repurchase Date, Fundamental Change Repurchase Date or Delisting Put Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Repurchase Date, Fundamental Change Repurchase Date or Delisting Put Date, as the case may be, the Holders shall have no other rights as such (other the right to receive the Repurchase Price, Fundamental Change Repurchase Price or Delisting Put Price, as the case may be).

     7.  Merger Redemption

     Subject to the terms and conditions of the Indenture, upon the occurrence of a Merger Event, the Company may become obligated to repurchase (and in such case, the Holder shall become obligated to tender for repurchase), the Securities held by the Holder on the Merger Redemption Date and at the Merger Redemption Price, upon delivery of the Securities, on or before the Merger Redemption Surrender Date. The Merger Redemption Price shall be paid in cash.

     If cash sufficient to pay the Merger Redemption Price of all Securities or portions thereof to be repurchased as of the Merger Redemption Date is deposited with the Paying Agent on the Business Day following the Merger Redemption Date, the Holders shall have no other rights as such (other the right to receive the Merger Redemption Price).

     8.  Notice of Redemption and Surrender of Security

          (i) Notice of redemption, other than a Merger Redemption Notice, will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. A Merger Redemption Notice will be mailed within 30 days after the occurrence of the Merger Event to each Holder of Securities to be redeemed at the Holder's registered address.

          (ii) Holders may surrender a Security for repurchase by the Company by means of book entry delivery in accordance with the provisions set forth herein and the regulations of the applicable book entry facility. For the purposes of paragraphs 6 and 7, a Security shall be deemed to have been surrendered to the Paying Agent upon receipt of a copy of an irrevocable notice given by any book entry facility to the Registrar or any

                                      B-1-3
     custodian for the registrar, instructing it to deliver the certificate corresponding to such Security to the Registrar for cancellation.

     9.  Conversion

     A Holder may only surrender its Securities for conversion in the four circumstances set out below and in accordance with the provisions in the
Indenture:

          (i)   Conversion Upon Satisfaction of Ordinary Share Price Condition

          A Holder may surrender its Securities for conversion into Ordinary Shares prior to the Close of Business on the Stated Maturity, in any quarter commencing after September 30, 2003, if the average of the Reference Prices of the Ordinary Shares, for the last five consecutive Trading Days of the immediately preceding fiscal quarter, exceeds 115% of the Conversion Price in effect on the last Trading Day of such quarter.

          (ii)  Conversion Upon Notice of Redemption

          A Holder may surrender for conversion a Security called for redemption at any time prior to the Close of Business on the second Business Day prior to the Redemption Date or Merger Redemption Date, unless the Company defaults in making payment due upon redemption.

          (iii) Conversion Upon Satisfaction of Trading Price Condition

          If, after any five consecutive Trading Day period in which the average of the Trading Prices for the Securities for such five Trading Day period is less than 100% of the average of the Conversion Values for the Securities during that period, a Holder may surrender Securities for conversion at any time during the following 10 Trading Days; provided, however, that no Securities may be converted based on the satisfaction of this condition during the six month period immediately preceding each specified date on which a Holder may require the Company to repurchase its Securities (for example, with respect to the July 15, 2006 put date for the Securities, the Securities may not be converted from January 15, 2006 to July 15, 2006), if on any day during such five consecutive Trading Day period, the Reference Price of the Ordinary Shares is between the Conversion Price and 115% of the Conversion Price.

          (iv) Conversion Rights Upon Occurrence of Specific Corporate Transactions

          If the Company elects to:

          . distribute to all Holders of the Ordinary Shares any rights, warrants or options entitling them to substitute for or purchase, for a period expiring within 60 days of the date of such distribution, the Ordinary Shares at less than the then current Reference Price; or

          . distribute to all Holders of the Ordinary Shares, any assets, debt securities or certain rights to purchase the Company's securities, which distribution has a

                                      B-1-4
             per share value exceeding 10% of the Reference Price of the Ordinary Shares on the day preceding the declaration date for such distribution;

          Holders may convert their Securities, unless they may participate in the transaction on a basis and with notice that the Board determines to be fair and reasonable.

          In addition, if the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction, in each case pursuant to which the Ordinary Shares would be converted into cash, securities or other property, a Holder may surrender its Securities for conversion for the Ordinary Shares at any time from and after the date that is 15 Business Days prior to the anticipated effective date of the transaction until and including the date which is two Business Days before the actual date of such transaction. If the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction, in each case pursuant to which the Ordinary Shares would be converted into cash, securities or other property, then at the effective time of the transaction, a Holder's right to convert its Securities into Ordinary Shares will be changed into a right to convert such Securities into the kind and amount of cash, securities or other property that such Holder would have received if such Holder had converted such Securities immediately prior to the transaction.

          The Conversion Price is $0.4815 per Ordinary Share, subject to adjustment in certain events as set out in the Indenture. The conversion conditions shall be as set out in the Indenture.

     10. Conversion Arrangement on Call for Redemption

     Any Securities called for redemption (other than upon a Merger Event), unless surrendered for conversion before the Close of Business on the Redemption Date, may be deemed to be repurchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchaser who may agree with the Company to purchase such Securities from the Holders and to make payment for such Securities to the Trustee in trust for such Holders.

     11. Denominations; Transfer; Exchange

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. A Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. A Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which the Repurchase Notice, Fundamental Change Repurchase Notice or Delisting Put Notice has been given and not withdrawn (except, in the case of a Security to be repurchased in part, the portion of the Security

                                      B-1-5
not to be repurchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

     12. Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

     13. Unclaimed Money or Securities

     The Trustee and the Paying Agent (if other than the Trustee) shall return to the Company, upon request of the Company, any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent (if other than the Trustee), before being required to make any such return, may, at the expense of the Company, cause to be published once in The Wall Street Journal or another daily newspaper of national circulation or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and the Trustee and the Paying Agent (if other than the Trustee) shall have no further liability with respect to such money or securities for that period commencing after the return thereof.

     14. Amendment; Waiver

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article 5 or Section 10.16 of the Indenture or to make any change that does not materially adversely affect the rights of any Securityholder.

     15. Defaults and Remedies

     Under the Indenture, Events of Default include (i) default in payment of any Payable Amount in respect of the Securities when the same becomes due and payable; (ii) default in payment of accrued and unpaid interest, if any, on a Security, subject to lapse of time; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) failure to make any payment when due in respect of Indebtedness for borrowed money, which payment is in an amount in excess of $10 million; (v) default with respect to any Indebtedness for money borrowed, which default results in acceleration of any such Indebtedness that is in an amount in excess of $10 million; or (vi) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the

                                      B-1-6

Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security to its satisfaction. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clauses (i) or (ii) above) if it determines that withholding notice is in their interests.

     16. Trustee Dealings with the Company

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     17. No Recourse Against Others

     A director, member of the Board, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     18. Authentication

     This Security shall not be valid until an authorized officer of the Trustee or any authenticating agent (if other than the Trustee) manually signs the Certificate of Authentication on the other side of this Security.

     19. Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common) and CUST (=custodian), and UNIF TRANS MIN ACT (=Uniform Transfers to Minors Act).

     20. GOVERNING LAW

     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                      B-1-7

ASSIGNMENT FORM                           CONVERSION NOTICE

To assign this Security, fill in the      To convert this Security into Ordinary
form below:                               Shares of the Company, check the box:G

I or we assign and transfer this          To convert only part of this Security,
Security to                               state the Principal Amount to be
                                          converted (which must be $1,000 or an
_______________________________________   integral multiple of $1,000):
(Insert assignee's soc. sec. or tax ID
no.)

_______________________________________   $_______________

_______________________________________

_______________________________________

_______________________________________

(Print or type assignee's name, address   If you want the stock certificate made
and zip code)                             out in another Person's name, fill in
                                          the form below:
and irrevocably appoint________________
as agent to transfer this Security on     ______________________________________
the books of the Company. The agent may   (Insert person's soc. sec. or tax ID
substitute another to act for him.        no.)

To resell or transfer this Security       ______________________________________
check one of the boxes below:
                                          ______________________________________

                                          ______________________________________

G I or we assign or transfer this         (Print or type person's name, address
security to NetEase.com, Inc. or its      and zip code)
subsidiary
_________________(print or type name of   The undersigned Holder elects to
subsidiary)                               receive ____________Ordinary Shares.

G I or we assign and transfer this
security to a Qualified Institutional
Buyer ("QIB") as defined in Rule 144A
under the Securities Act

G I or we assign and transfer this
security outside the United States in
an offshore transaction in compliance
with Rule 903 or 904 under the
Securities Act

G I or we assign and transfer this
security pursuant to the exemption from
registration provided by Rule 144 under
the Securities Act

I or we hereby declare and represent
that the assignment of this Security is
made in compliance with all applicable
securities laws of the states of the
United States or any other
jurisdiction.


Date:                                     Your Signature:
     ---------------------
     --------------------- ---------


---------------------------------------
(Sign exactly as your name appears on
the other side of this Security)

* Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements in the case of the Registrar include membership or participation in the Security Registrar Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                     FORM OF CERTIFICATE TO BE DELIVERED IN
               CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

                                                              ___________, _____
The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

                     Re: NETEASE.COM., INC. (the "Company")

          Zero Coupon Convertible Subordinated Notes due July 15, 2023
                               (the "Securities")

Ladies and Gentlemen:

     In connection with our proposed sale of $ _____________ principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

     (1)  the offer of the Securities was not made to a Person in United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any Person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate and not otherwise defined have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By
   ------------------------------------
   Authorized Signature

                                       C-1